                                                  EXHIBIT 2.1


                    ASSET PURCHASE AGREEMENT

                         by and between

                      CERIDIAN CORPORATION

                               and

                  GENERAL DYNAMICS CORPORATION

                           dated as of

                        November 3, 1997

                        TABLE OF CONTENTS

                                                             PAGE
ARTICLE 1. PURCHASE AND SALE; CLOSING.  ........................1
 1.1. Assets to be Purchased ...................................1
 1.2. Liabilities Assumed ......................................6
 1.3. Consideration for the Assets .............................7
 1.4. Adjustment of Purchase Price. ............................8
 1.5. Closing .................................................10
 1.6. Deliveries by Seller ....................................11
 1.7. Deliveries by Buyer .....................................12
 1.8. Assignment of Contracts and Rights ......................12

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF SELLER   .........14
 2.1. Disclosure Schedule .....................................14
 2.2. Incorporation: Good Standing ............................14
 2.3. Authority ...............................................15
 2.4. Consents and Approvals: No Violation ....................15
 2.5. Financial Statements ....................................16
 2.6. Owned Real Property and Leased Real Property. ...........17
 2.7. Absence of Certain Changes ..............................19
 2.8. Litigation; Orders ......................................20
 2.9. Intellectual Property Matters ...........................20
 2.10. Labor Matters ..........................................21
 2.11. Benefit Plans. .........................................22
 2.12. Tax Matters ............................................25
 2.13. Compliance with Law ....................................28
 2.14. Sufficiency of and Title to the Assets .................29
 2.15. Contracts and Government Bids. .........................29
 2.16. Environmental Matters. .................................33
 2.17. Permits ................................................35
 2.18. Brokers, Finders, etc ..................................35
 2.19. No Implied Representation ..............................35

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF BUYER  ...........35
 3.1. Organization; Authorization; etc ........................35
 3.2. Consents and Approvals; No Violations ...................36
 3.3. Brokers, Finders, etc ...................................36
 3.4. Financial Capability ....................................37
 3.5. Foreign Ownership; Procurement Integrity ................37
 3.6. Inspections: Limitation of Seller's Warranties ..........37

ARTICLE 4. COVENANTS OF SELLER AND BUYER  .....................38
 4.1. Investigation of Business: Access to Properties and
 Records. .....................................................38
 4.2. Reasonable Efforts; Obtaining Consents ..................41
 4.3. Antitrust and Foreign Investment Compliance .............41
 4.4. Further Assurances; Novation; Contract Audits ...........42
 4.5. Conduct of Business .....................................43
 4.6. Public Announcements ....................................44

 4.7. Guaranties. .............................................45
 4.8. Privilege and Litigation Matters. .......................46
 4.9. Competitive Activities. .................................47
 4.10. Supplements and Updates to Disclosure Schedule. ........49
 4.11. Tax Matters. ...........................................50
 4.12. Other Covenants. .......................................54
 4.13. Transfer of Excluded Assets ............................54
 4.14. Insurance Coverage .....................................54
 4.15. Exclusivity ............................................55
 4.16. Resolution of Claims ...................................55
 4.17. Shared Intellectual Property Rights ....................55

ARTICLE 5. CONDITIONS TO BUYER'S OBLIGATIONS TO CLOSE  ........56
 5.1. Representations, Warranties and Covenants of Seller .....56
 5.2. Filings; Consents; Waiting Periods ......................56
 5.3. No Injunction ...........................................56
 5.4. Opinion of Counsel ......................................57

ARTICLE 6. CONDITIONS TO SELLER'S OBLIGATIONS TO CLOSE  .......57
 6.1. Representations, Warranties and Covenants of Buyer ......57
 6.2. Filings; Consents; Waiting Periods ......................57
 6.3. No Injunction ...........................................57
 6.4. Opinion of Counsel ......................................57
 6.5. Receipt of Canadian Tax Certificate .....................57

ARTICLE 7. TERMINATION ........................................58
 7.1. Termination .............................................58
 7.2. Effect of Termination ...................................58

ARTICLE 8. SURVIVAL:  INDEMNIFICATION .........................59
 8.1. Survival of Representations, Warranties, Covenants and
 Agreements. ..................................................59
 8.2. Seller's Indemnification Obligations. ...................60
 8.3. Buyer's Indemnification Obligations .....................61
 8.4. Procedures for Indemnification Claims ...................61
 8.5. No Consequential Damages for Seller Indemnified Parties or Buyer Indemnified Parties; Indemnification Limits; Exclusive
 Remedy. ......................................................63

ARTICLE 9. MISCELLANEOUS  .....................................64
 9.1. Corporate Name ..........................................64
 9.2. Counterparts ............................................65
 9.3. Governing Law ...........................................65
 9.4. Entire Agreement ........................................65
 9.5. Expenses ................................................66
 9.6. Notices .................................................66
 9.7. Successors and Assigns ..................................67
 9.8. Headings: Definitions ...................................67
 9.9. Amendments and Waivers ..................................67
 9.10. Interpretation .........................................68
 9.11. Severability ...........................................68

                      LIST OF DEFINED TERMS
                                                             PAGE


338 Allocation Arbiter.........................................39

Action.........................................................15
Affiliate......................................................10
Aggrieved Party................................................45
Allocation Arbiter.............................................37
Anti-Assignment Laws...........................................11
Asset Acquisition Statement....................................37
Assets..........................................................3
Assumed Liabilities.............................................6
Audited Closing Statement of Net Assets.........................6
Auditor.........................................................7

Barrios.........................................................4
Basket Amount..................................................47
Buyer...........................................................1
Buyer Indemnified Parties......................................44
Buyer Proprietary Information..................................30

Canadian Tax Certificate.......................................38
Cash Portion of the Purchase Price..............................6
CD Canada.......................................................1
CD Eastbourne...................................................1
CD Entities.....................................................1
CD H Limited....................................................1
CD Hastings.....................................................1
CD Int Books and Records........................................3
CD Int Business.................................................1
CD Int Employees...............................................16
CD Int Leases...................................................3
CD Int Subsidiaries.............................................1
CD Int Subsidiary Leases.......................................14
CD Plus.........................................................1
CD U.K. Subsidiaries............................................1
CD U.S. Subsidiaries............................................1
CDIE............................................................1
Ceridian........................................................1
Ceridian Contracts..............................................2
Ceridian Government Bid.........................................2
Ceridian Government Contracts...................................2
Classified Contract............................................23
Closing.........................................................8
Closing Date....................................................8
Closing Date Net Assets.........................................6
Code...........................................................14
CONFIDENTIAL OFFERING MEMORANDUM...............................26
Confidentiality Agreement......................................29
Contract.......................................................22

Damages........................................................44
Disclosure Schedule............................................10
dollars........................................................50

Environmental Claim............................................25
Environmental Laws.............................................25
ERISA..........................................................17
Excluded Assets.................................................3

Final Audited Closing Statement of Net Assets...................8
foreign government.............................................50
Form T2062.....................................................38
Form T2062 Estimated Value.....................................38

GAAP............................................................6
Government Bid.................................................22
Government Contract............................................22
Guaranties.....................................................33

Hazardous Substances...........................................25
H-S-R Act......................................................11

Income Taxes...................................................19
Indemnifying Party.............................................45
Intellectual Property Rights....................................2

Joint Venture Interests.........................................3

Lien...........................................................13
Litigation Matters.............................................34

Names..........................................................47
Neutral Auditor.................................................7

Owned Real Property............................................13

Paragon.........................................................1
Permitted Exceptions...........................................13
person.........................................................50
Personnel Agreement............................................40
Plans..........................................................17
Prime Rate......................................................6
Privileged Information.........................................34
Purchase Price..................................................6

RCRA...........................................................25
Release........................................................25
Required Consents..............................................22
Resolution Period...............................................7

Seller..........................................................1
Seller's expense...............................................40
Seller Indemnified Parties.....................................45
Seller Proprietary Information.................................29
September 30, 1997 Statement of Net Assets......................1
Subsidiary Stock................................................3
Supplement.....................................................36
Surviving Covenants............................................44
Surviving Representations......................................44

Target Net Assets...............................................6
Tax Matters Agreement..........................................40
Tax Return.....................................................18
Taxes..........................................................18
Terminating Party..............................................43
to Seller's knowledge..........................................50
Transition Services Agreement..................................40

                        INDEX TO EXHIBITS

       EXHIBIT                          DESCRIPTION


       1.1(a)(i)                  September 30, 1997 Statement
                                  of Net Assets

       1.1(a)(iv)                 Registered Intellectual
                                  Property

       1.1(a)(vi)                 CD Int Leases

       1.1(b)(v)                  Canadian Payroll Business

       2                          Disclosure Schedule

       4.7                        List of Guaranties

       4.12(a)                    Transition Services Agreement

       4.12(b)                    Personnel Agreement

       4.12(c)                    Tax Matters Agreement

       5.2                        Consents and Approvals as a
                                  Condition to Buyer's
                                  Obligation to Close

       5.4                        Opinion of General Counsel to
                                  Seller

       6.2                        Consents and Approvals as a
                                  Condition to Seller's
                                  Obligation to Close

       6.4                        Opinion of General Counsel to
                                  Buyer

       9.10                       List of Persons who have
                                  "Knowledge"

                    ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT, dated as of November 3,  1997 is by and  between Ceridian Corporation,  a Delaware  corporation
("Seller" or  "Ceridian"), and  General Dynamics  Corporation,  a
Delaware corporation ("Buyer").

     WHEREAS, Ceridian's Computing Device International division is engaged in the defense electronics business which provides mission-critical electronics, software, systems integration and information management for defense and other government agencies and commercial customers; provided, however, it is understood that such business does not include any business specifically referred to as Excluded Assets (as hereinafter defined) (the "CD Int Business"); and

     WHEREAS, the CD Int Business is conducted: in the United States through an unincorporated division of Ceridian, Computing Devices International Employment, Inc., a Delaware corporation
("CDIE"), and Paragon Imaging, Inc., a Florida corporation ("Paragon"), (CDIE and Paragon are referred to herein collectively as the "CD U.S. Subsidiaries"); in Canada through Computing Devices Canada Ltd., a corporation organized under the laws of Canada ("CD Canada"); in the United Kingdom through Computing Devices Company Limited, a corporation organized under the laws of England ("CD Hastings"), Computing Devices Hastings Limited, a corporation organized under the laws of England ("CD H Limited"), and Computing Devices Eastbourne Limited, a corporation organized under the laws of England ("CD Eastbourne") (CD Hastings, CD H Limited and CD Eastbourne are collectively referred to as the "CD U.K. Subsidiaries"); and in France through CD Plus S.A.R.L., a corporation organized under the laws of France ("CD Plus") (the CD U.S. Subsidiaries, CD Canada, the CD U.K. Subsidiaries, and CD Plus are collectively referred to as the "CD Int Subsidiaries" and Ceridian and the CD Int Subsidiaries are collectively referred to as the "CD Entities").

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                             ARTICLE

                               1.

                   Purchase and Sale; Closing

 1.1.  Assets to be Purchased.

     (a) Upon satisfaction of all conditions contained herein (other than those conditions which are waived in accordance with the terms hereof), Ceridian will sell, transfer, convey, assign and deliver to Buyer and Buyer will purchase from Ceridian at the Closing (as hereinafter defined) all of the following assets of Ceridian related to the CD Int Business (other than the Excluded Assets):

          (i) all of the property and assets of the types reflected in the unaudited Statement of Net Assets for the CD Int Business as of September 30, 1997, a copy of which is attached hereto as Exhibit 1.1(a)(i) (the "September 30, 1997 Statement of Net Assets"), including, without limitation, all inventories, plants, machinery, equipment, tools, supplies, spare parts, furniture, fixtures, leasehold improvements, accounts and unbilled receivables and prepaid expenses (and including all items which would be included on the September 30, 1997 Statement of Net Assets except for the fact that such items are fully depreciated or expensed), plus all items of a nature used primarily in the CD Int Business which are acquired in the ordinary course of business by the CD Int Business between September 30, 1997 and the Closing Date (as hereinafter defined), less any items which are disposed of, consumed by or otherwise reduced or eliminated in the ordinary course of the CD Int Business between September 30, 1997 and the Closing Date;

          (ii) (A) all existing contracts, licenses, agreements and commitments of Ceridian relating (as to Ceridian) primarily to the CD Int Business, including, without limitation, those contracts, licenses, agreements and commitments of Ceridian listed on the Disclosure Schedule (as hereinafter defined), (B) all contracts, licenses, agreements and commitments of Seller relating primarily to the CD Int Business which are entered into between the date of this Agreement and the Closing Date, and (C) any prime contract, subcontract, basic ordering agreement, letter contract, purchase order or delivery order, including all amendments, modifications and options thereunder, relating primarily to the CD Int Business between Ceridian and (1) the U.S. Government or any state, local or foreign government, or (2) any prime contractor or higher-tier subcontractor, under any contract described in clause (1) above (all of the foregoing contracts or other documents referred to in this clause (C) are referred to herein as "Ceridian Government Contracts") (all of the foregoing contracts, licenses, agreements, commitments, work orders or other documents, instruments or arrangements referred to in clauses
               (A) through (C) are referred to herein as the "Ceridian Contracts");

          (iii)
               any written quotation, bid or proposal (A) relating primarily to the CD Int Business made by Seller that if accepted or awarded would lead to a contract with (1) the U.S. Government or any state, local or foreign government, or (2) any prime contractor or higher-tier subcontractor under any contract described in clause (1) above (such written quotation, bid or proposal are referred to herein as a "Ceridian Government Bid");

          (iv) all rights (subject to rights held by the U.S. government, other state, local or foreign governments and any third parties that may have been licensed by Seller prior to the date of this Agreement) to any of the following in any jurisdiction and all of the goodwill associated with any of the following (collectively referred to herein as "Intellectual Property Rights"):

               (A) all patents, registered trademarks, registered trade names, registered copyrights and registered service marks owned by Seller which are used or held for use primarily in connection with the CD Int Business, including, without limitation, those listed on Exhibit 1.1(a)(iv)(A), and any patent applications or applications for registration of the foregoing;

               (B) all unregistered trademarks, unregistered trade names, unregistered service marks, unregistered works of authorship, inventions, know-how, trade secrets, technology and proprietary processes owned by Seller which are used or held for use primarily in connection with the CD Int Business; and

               (C) all computer software and related documentation (including, without limitation, all source and object code) owned by Seller and used or held for use primarily in connection with the CD Int Business.

          (v) originals or copies of all books and records of Seller relating exclusively to the operations of the CD Int Business, including, without limitation, books and records relating to employees of the CD Int Business, the purchase of materials, supplies and services, research and development, manufacture and sale of products and services and dealings with customers of the CD Int Business, Owned Real Property (as hereinafter defined) and leased real property; provided, however, that such books and records shall not include any information that does not relate to the CD Int Business and Seller shall be entitled to remove or redact any such information (the "CD Int Books and Records");

          (vi) those leases, subleases and occupancy agreements of real properties by Seller relating to the CD Int Business (whether entered into as lessor, lessee, sublessor or sublessee) together with any modifications, amendments, extensions and renewals of the same, all as identified on
               Exhibit 1.1(a)(vi) (the "CD Int Leases");

          (vii)
               all of the  outstanding capital stock  of each  of
               the  CD  Int  Subsidiaries,  including  any   such
               capital stock held by nominees (collectively, the "Subsidiary Stock");

          (viii)
                all of Ceridian's  right, title  and interest  in
               and to equity or debt interests in Jaguh Angkasa Teknologi, Inc. SDN BHD, Via, Inc. and
               Microelectronics and Computer Technology Corporation (collectively, the "Joint Venture Interests"); and

          (ix) all claims, deposits, prepayments, prepaid assets, refunds (excluding tax refunds to the extent provided in the Tax Matters Agreement [as hereinafter defined]), causes of action, rights of recovery, rights of set off and rights of recoupment of Seller in connection with the CD Int Business, except to the extent the foregoing items listed in this Section 1.1(a)(ix) relate to Excluded Assets.

     (the foregoing assets, other than the Excluded Assets, are collectively referred to herein as the "Assets").

     (b) Notwithstanding the foregoing, Seller will not sell, transfer, convey, assign or deliver to Buyer, and Buyer will not purchase from the Seller, the following assets of Ceridian related to the CD Int Business (the "Excluded Assets"):

          (i) the consideration delivered to Seller pursuant to this Agreement for the Assets;

          (ii) the minute books, corporate seal and stock records of Ceridian;

          (iii)
               all right, title and interest  in and to the  name
               "Ceridian" and all derivative names thereof;

          (iv) cash, money and deposits with financial institutions and others, certificates of deposit, commercial paper, notes, evidences of indebtedness, stocks, bonds and other investments of the CD Int Business, other than the Subsidiary Stock and the Joint Venture Interests and other than any cash or such other instruments held by any of the CD Int Subsidiaries;

          (v) the assets, properties and rights relating to the payroll business operated by CD Canada listed on
               Exhibit 1.1(b) (v) (which will be transferred out of CD Canada prior to Closing in accordance with the provisions of Section 4.13);

          (vi) Ceridian Corporation Benefit Protection Trust or any other trust relating to any Seller Pension Plan (as hereinafter defined), Seller Welfare Plan (as hereinafter defined) or Seller Benefit Arrangement (as hereinafter defined);

          (vii)
               all of the CD Entities' right, title and interest in and to equity or debt interests in Digital Xpress, L.L.C. and Barrios Technology, Inc. ("Barrios") and the note receivable from Barrios and all business related thereto (which will be transferred out of the CD Int Subsidiaries to the extent applicable prior to Closing in accordance with the provisions of Section 4.13);

          (viii)
                Ceridian's and  its Affiliates'  (as  hereinafter
               defined)  business  of  providing  payroll,   data
               processing and human resource related services to customers of the CD Int Business;

          (ix) to the extent not  reflected on the Final  Audited
               Closing Statement of Net Assets (as hereinafter defined), insurance proceeds related to CAMU claim dated June 17, 1996;

          (x) the right to pursue, assert and defend all rights of recovery, claims, causes of action, counterclaims or defenses asserted or assertable against or by CACI or any other person or entity in the CACI lawsuit which relate to facts, transactions or events occurring with respect to CACI regardless of whether the rights to assert such recovery, claims, causes of action, counterclaims or defenses are accrued, liquidated, contingent, matured, unmatured, known or unknown to Seller at or prior to Closing and whether or not filed as an additional count in or consolidated with the CACI lawsuit or in another judicial or adversarial proceeding, litigation or arbitration (public or private) (which will be transferred out of the CD Int Subsidiaries to the extent applicable prior to Closing in accordance with the provisions of Section 4.13);

          (xi) Agreement dated  April  1, 1970  between  Ceridian
               Corporation (formerly Control Data Corporation) and The National Cash Register Company;

          (xii)
               Agreement dated  June  5,  1967  between  Ceridian
               Corporation (formerly Control Data Corporation) and Honeywell, Inc.;

          (xiii)
                Agreement dated January 1, 1989 between  Ceridian
               Corporation (formerly Control Data Corporation) and International Business Machines Corporation;
               and

          (xiv)
               Intellectual Property  Agreement  dated  July  31,
               1992 between Ceridian Corporation and Control Data
               Systems, Inc.

 1.2. Liabilities Assumed. Upon satisfaction of all conditions to the obligations of the parties contained herein (other than such conditions as may have been waived in accordance with the terms hereof) and subject to the provisions of
     Article 8, at the Closing, Buyer will assume:

     (a)  all liabilities  set forth  on the  September 30,  1997
          Statement of Net Assets which have not been satisfied on or prior to the Closing Date;

     (b) all of the obligations and liabilities of Seller relating to the CD Int Business of the type customarily accrued, reserved against or reflected in the accounts of the CD Int Business, arising between September 30, 1997 and the Closing Date which are not satisfied or discharged at or prior to the Closing Date, including, without limitation, liabilities for checks issued but not presented for payment;

     (c) all obligations assumed by Buyer in connection with the Personnel Agreement (as hereinafter defined) or the Tax
          Matters Agreement;

     (d) every other liability of Seller, absolute or contingent, whether or not reflected on the September 30, 1997 Statement of Net Assets, arising out of or relating to the CD Int Business or the Assets, operations or activities of the CD Int Business or relating thereto, as heretofore currently or hereafter conducted (including as conducted by any predecessor of the CD Entities), regardless of by whom such liability is asserted, whether arising prior to, at or after the Closing Date and whether or not known, suspected, asserted or claimed at the Closing Date or at any time theretofore or thereafter including, without limitation, any liability based on negligence, gross negligence, strict liability or any other theory of civil, criminal or other liability, whether in law (common or statutory) or equity, and any other activity undertaken by the CD Int Business or relating thereto;

     (e) any indemnification obligations of Seller in favor of present or former employees or officers of Seller arising out of the operations of the CD Int Business prior to the Closing Date; provided, however, that Buyer shall not assume and the Assumed Liabilities shall not include any indemnification obligation of Seller which arises out of the transactions contemplated by this Agreement;

     (f)  the Ceridian Contracts;

     (g)  the CD Int Leases;

     (h) all of the liabilities and obligations set forth on the Final Audited Closing Statement of Net Assets; and

     (i)  liabilities   comprising   Permitted   Exceptions   (as
          hereinafter defined).

     In addition, subject to the provisions of Article 8, the CD Int Subsidiaries will remain subject to all liabilities (whether known or unknown, fixed or contingent, accrued or unaccrued) and obligations they may have on the Closing Date after the Closing. All of the items described in this
     Section 1.2 are referred to herein as the "Assumed Liabilities." The parties acknowledge that the foregoing assumption of Assumed Liabilities shall not be construed so as to obligate Buyer as a primary obligor to satisfy the liabilities and obligations of the CD Int Subsidiaries with respect to third parties; provided however, it is further understood that in no event shall this sentence be construed to limit Buyer's obligations with respect to Seller Indemnified Parties under Article 8 hereof.

 1.3. Consideration for the Assets. Subject to any purchase price adjustment pursuant to Section 1.4, the aggregate consideration shall consist of (a) cash in an amount equal to Six Hundred Million Dollars ($600,000,000) (such cash consideration after giving effect to any adjustment pursuant to Section 1.4 is referred to herein as the "Cash Portion of the Purchase Price") and (b) the assumption by Buyer of, and indemnification of Seller by Buyer in accordance with the provisions of Article 8 with respect to, the Assumed Liabilities (the Cash Portion of the Purchase Price and Buyer's obligations under the immediately preceding clause
     (b) are collectively referred to as the "Purchase Price").

 1.4.  Adjustment of Purchase Price.

     (a) Calculation of Adjustment. The Cash Portion of the Purchase Price shall be (i) increased by the amount that the Closing Date Net Assets (as hereinafter defined), is greater than the book value of the net assets as shown on the September 30, 1997 Statement of Net Assets (the "Target Net Assets"); or (ii) decreased by the amount that the Closing Date Net Assets is less than the Target Net Assets. The term "Closing Date Net Assets" as used herein shall mean the book value of the Assets of the CD Int Business set forth on the Final Audited Closing Statement of Net Assets in excess of the amount of the Assumed Liabilities of the CD Int Business set forth on the Final Audited Closing Statement of Net Assets, determined in accordance with the procedures set forth below. The amount of any decrease or increase to the Purchase Price pursuant to this Section 1.4(a) plus interest from the Closing Date at the Prime Rate (as hereinafter defined) shall be paid by Seller or Buyer, as the case may be, by wire transfer in immediately available funds within five (5) business days after the Final Audited Closing Statement of Net Assets is agreed to by Seller and Buyer or is determined by the Neutral Auditor (as hereinafter defined). For purposes of this Agreement, "Prime Rate" means the prime rate of interest in effect on the Closing Date as stated in the "Money Rates" section of the Wall Street Journal.

     (b) Preparation of Audited Closing Statement of Net Assets. As soon as practicable, and in any event within forty-five (45) days after the Closing Date, Seller shall cause a statement of net assets for the CD Int Business consisting of the Assets and the Assumed Liabilities, as of the close of business on the Closing Date determined on a pro forma basis as if the parties hereto had not consummated the transactions contemplated by this Agreement (the "Audited Closing Statement of Net Assets"), to be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with the September 30, 1997 Statement of Net Assets through full and consistent application of the policies and procedures used in preparing the September 30, 1997 Statement of Net Assets, and to be audited by KPMG Peat

          Marwick LLP, independent public accountants ("Auditor"). Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Final Audited Statement of Net Assets shall be prepared: (i) using the same exchange rates (0.61 British Pound to One U.S. Dollar and 1.36 Canadian Dollar to One U.S. Dollar) used in the preparation of the September 30, 1997 Statement of Net Assets; (ii) using the same contract estimates at completion and contract estimates to complete used for the preparation of the September 30, 1997 Statement of Net Assets; and (iii) making changes to the amount of liability reserves set forth on the September 30, 1997 Statement of Net Assets only as a result of facts or circumstances arising after September 30, 1997. The Audited Closing Statement of Net Assets shall be accompanied by an Auditor's report (without qualification as to audit scope except for such qualifications as may result from a Closing on a date other than December 31) based upon the audit of the Audited Closing Statement of Net Assets stating that such statement presents fairly, in all material respects, the Assets and Assumed Liabilities presented on such statement as provided for in this Agreement at the Closing Date in conformity with GAAP consistently applied with the September 30, 1997 Statement of Net Assets. Buyer shall provide Seller and Auditor access to the CD Int Books and Records and the books and records of the CD Int Subsidiaries as may reasonably be required for the preparation of the Audited Closing Statement of Net Assets. All costs and expenses of the Auditor in preparing the Audited Closing Statement of Net Assets shall be shared equally by Seller and Buyer.

     (c) Review of Audited Closing Statement of Net Assets. After receipt of the Audited Closing Statement of Net Assets, Buyer shall have thirty (30) days to review it. Buyer and its authorized representatives shall have full access to all relevant books and records and employees of the Seller and Auditor to the extent required to complete their review of the Audited Closing Statement of Net Assets including Auditor's work papers used in preparation thereof. Unless Buyer delivers written notice to Seller on or prior to the 30th day after receipt of the Audited Closing Statement of Net Assets specifying in reasonable detail all disputed items and the basis therefore, the parties shall be deemed to have accepted and agreed to the Audited Closing Statement of Net Assets. If Buyer so notifies Seller of an objection to the Audited Closing Statement of Net Assets, the parties shall, within thirty (30) days following the date of such notice (the "Resolution Period") attempt to resolve their differences and any resolution by them as to any disputed amount shall be final, binding, conclusive and nonappealable for all purposes under this Agreement (including without limitation any claims relating to a breach by Seller of its representations and warranties in Article 2 hereof with respect to facts giving rise to such disputed amount).

     (d) Resolution. If at the conclusion of the Resolution Period the parties have not reached an agreement on the objections, then all amounts remaining in dispute may, at the election of either party, be submitted to Deloitte & Touche LLP or another large national accounting firm not otherwise engaged by either party with the engagement being led by an office in a city other than Minneapolis or Washington, D.C. (the "Neutral Auditor"). Each party agrees to execute, if requested by the Neutral Auditor, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor shall be borne equally by Seller and Buyer, unless the Neutral Auditor finds one party acted in bad faith in which case that party pays all. Except as provided in the preceding sentence, all other costs and expenses incurred by the parties in connection with resolving any dispute hereunder before the Neutral Auditor shall be borne by the party incurring such cost and expense. The Neutral Auditor shall act as an arbitrator to determine, based solely on the presentations by Seller and Buyer, and not by independent review, only those issues still in dispute. The Neutral Auditor's determination shall be made within thirty (30) days of its engagement (which engagement shall be made no later than five (5) business days after an election by either party to submit the objections to the Neutral Auditor) or as soon thereafter as possible, shall be set forth in a written statement delivered to Seller and Buyer and shall be final, binding, conclusive and nonappealable for all purposes hereunder (including without limitation any claims relating to a breach by Seller of its representations and warranties in Article 2 hereof with respect to facts giving rise to such disputed amount). The term "Final Audited Closing Statement of Net Assets," as used herein, shall mean the definitive Audited Closing Statement of Net Assets agreed to by Seller and Buyer in accordance with Section 1.4(c) or the definitive Audited Closing Statement of Net Assets resulting from the determination made by the Neutral Auditor in accordance with this Section 1.4(d) (in addition to those items theretofore agreed to by Seller and Buyer).

 1.5. Closing. Unless this Agreement has been terminated and the transactions contemplated hereby abandoned pursuant to
     Article 7 hereof, a closing (the "Closing") shall be held on the third business day after the date on which the conditions set forth in Articles 5 and 6 hereof shall be satisfied or duly waived, or if Seller and Buyer mutually agree on a different date, the date upon which they have mutually agreed (the "Closing Date"). The Closing shall take place on the Closing Date at 8:00 a.m., Minneapolis, Minnesota time, at the Minneapolis office of Oppenheimer Wolff & Donnelly or at such other time and place as the parties may mutually agree.

 1.6.  Deliveries by  Seller.    At  the  Closing,  Seller  shall
     deliver the following to Buyer, each in form and substance reasonably satisfactory to Buyer:

     (a) a duly executed bill of sale in a form reasonably satisfactory to Buyer transferring to Buyer all of the personal property owned or held by Seller as of the Closing Date which is included in the Assets and not covered by the other provisions of this Section 1.6;

     (b)  duly executed instruments of  assignment of the CD  Int
          Leases to which Seller is a party, in recordable form, together with the consent of the lessor or sublessor thereto, if obtained;

     (c) duly executed instruments of assignment by Seller of the Ceridian Contracts to which Seller is a party (other than Ceridian Government Contracts for which novation agreements are required), subject to Section 1.8;

     (d) duly executed instruments of assignment or transfer of Intellectual Property Rights;

     (e) a certificate dated the Closing Date and validly executed on behalf of Seller to the effect that the condition set forth in Section 5.1 has been satisfied;

     (f) evidence or copies of any consents, approvals, orders, qualifications or waivers required pursuant to Section
          5.2;

     (g) a copy of the resolutions of the board of directors of Seller authorizing the execution, delivery and performance of this Agreement by Seller, and certificates of the Secretary or Assistant Secretary of Seller, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect;

     (h) stock certificates representing all of the Subsidiary Stock (other than stock certificates representing shares of the CD U.K. Subsidiaries, title to which will pass indirectly to Buyer via the conveyance of shares of CD Canada) and stock certificates, notes and other instruments evidencing the Joint Venture Interests, in each case together with required consents to transfer and duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank;

     (i) resignations, to become effective as of the Closing Date, executed by each of the directors and corporate officers of the CD Int Subsidiaries who will remain officers or employees of Ceridian after the Closing Date; and

     (j)  the opinion of counsel referred to in Section 5.4.

 1.7.  Deliveries by Buyer.  At the Closing, Buyer shall  deliver
     the  following  to  Seller,  each  in  form  and   substance
     reasonably satisfactory to Seller:

     (a) cash in immediately available funds in the amount equal to Six Hundred Million Dollars ($600,000,000) by wire transfer of immediately available funds to a bank account designated by Seller (or by such means as are otherwise agreed upon by Buyer and Seller);

     (b)  a duly  executed  assignment and  assumption  agreement with respect  to  the Ceridian  Contracts  and  Assumed
          Liabilities  in  a  form  reasonably  satisfactory   to
          Seller;

     (c) a certificate dated the Closing Date and validly executed on behalf of Buyer to the effect that the condition set forth in Section 6.1 has been satisfied;

     (d) evidence or copies of any consents, approvals, orders, qualifications or waivers required pursuant to Section
          6.2;

     (e) a copy of the resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer, and a certificate of its Secretary or Assistant Secretary, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect; and

     (f)  the opinion of counsel referred to in Section 6.4.

 1.8. Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement (a) to assign any Asset or any claim or right or any benefit arising under such Asset or resulting from such Asset, or (b) to enter into and/or consummate any sublease or other arrangement pursuant to the Transition Services Agreement (as hereinafter defined) if, without the consent of a third party, such assignment or other transaction would constitute a breach or other contravention under any agreement to which Seller or its Affiliates (as hereinafter defined) are a party or in any way adversely affect the rights of Buyer or its Affiliates or Seller or its Affiliates under any Asset. For purposes of this Agreement, "Affiliate" means any natural person, and any corporation, partnership or other entity, that directly, or indirectly through one or more intermediaries, controls or is controlled by or under common control with the party specified. Seller and its Affiliates will use their commercially reasonable efforts to obtain any required consents to the assignment thereof to Buyer (or such other transaction pursuant to the Transition Services Agreement) and Buyer and its Affiliates will use their commercially reasonable efforts to cooperate with Seller and its
     Affiliates in obtaining any required consents to the assignment thereof or such other transaction; provided that neither Buyer nor Seller nor their respective Affiliates shall be required to make any material payment or agree to any material undertaking in connection therewith. Any payment or undertaking that Seller determines to make in connection with any such consent to assignment, sublease or other arrangement pursuant to this Agreement shall be the sole responsibility of Seller, and no Contract (as hereinafter defined) shall, without Buyer's written consent, be amended or modified in any manner so as to obtain any such consent to assignment, sublease or other arrangement. Seller shall not be responsible for any such payment made or undertaking entered into by Buyer without Seller's prior written consent. If any such consent is not obtained and as a result thereof Buyer shall be prevented by such third party from receiving the rights and benefits with respect to such Asset (or such other transaction) intended to be transferred hereunder, or if an attempted assignment thereof (or such transaction) would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights or Seller and its Affiliates would forfeit or otherwise substantially lose the benefit of rights which Seller and its Affiliates are entitled to retain, Seller and Buyer will cooperate in a mutually agreeable arrangement, as Buyer and Seller shall agree, under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sublicensing, or subleasing to Buyer. Seller will promptly pay to Buyer when received all monies received by Seller under any such Asset or any claim or right or any benefit arising thereunder. Except with respect to Government Contracts (as hereinafter defined), Buyer shall use its commercially reasonable efforts to obtain the unconditional release of Seller and its Affiliates from any obligation or liability under or with respect to any Contract or Government Bid (as hereinafter defined) being assigned hereunder; provided, however, that neither Buyer nor Seller shall be required to make payment or agree to any material undertaking in connection therewith.

                             ARTICLE

                               2.

            Representations and Warranties of Seller

Seller hereby represents and warrants to Buyer as follows:

 2.1.  Disclosure Schedule.  The disclosure schedule attached  as
     Exhibit 2 is divided into sections which correspond to the sections of this Article 2 (the "Disclosure Schedule"). Disclosures in any section thereof will constitute disclosure for purposes of any other section; provided, however, that the listing of a contract, license, agreement or commitment on the Disclosure Schedule shall not in itself be sufficient to disclose any breach, termination, dispute, investigation or similar matter relating thereto. Certain matters disclosed in the Disclosure Schedule may not be material and have been disclosed for informational purposes only.

 2.2. Incorporation: Good Standing. The Disclosure Schedule lists for each of the CD Int Subsidiaries the jurisdiction in which it is incorporated, the number of authorized shares of its capital stock, the par value of its capital stock, and the holder of its outstanding capital stock. Each of the

     CD Int Subsidiaries is duly incorporated and presently subsisting under the laws of the jurisdiction in which it is incorporated, has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is in good standing and duly qualified to transact business in each jurisdiction in which the nature of the property owned or leased by it or the conduct of its business requires it to be in good standing or so qualified, except where the failure to be in good standing or so qualified would not, individually or in the aggregate, have a material adverse effect on the CD Int Business. All of the outstanding shares of capital stock of each of the CD Int Subsidiaries have been duly authorized and validly issued. Except as set forth on the Disclosure Schedule, Seller or one of the CD Int Subsidiaries holds of record and owns beneficially all of the outstanding capital stock of each of the CD Int Subsidiaries, free and clear of any restrictions on transfer (other than restrictions arising under federal, state or foreign securities laws), taxes, liens, encumbrances, pledges, security interest or other adverse claims. There are not as of the date hereof and there will not be at the Closing Date any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character (other than this Agreement) to which any of the CD Entities is a party, or by which any of them is bound, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of any of the CD Int Subsidiaries. The Disclosure Schedule describes in reasonable detail each of the Joint Venture Interests and identifies any material capital commitment, guaranty or similar obligation of Seller existing as of Closing relating to the Joint Venture Interests for which Buyer will become responsible as of the Closing Date. Except for its ownership of the Subsidiary Stock and the Joint Venture Interests, the CD Entities in connection with the CD Int Business do not hold any equity or debt investment in any other person.

 2.3. Authority. Seller has full corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Seller and no other corporate proceedings on the part of Seller are necessary therefor. This Agreement has been duly executed and delivered by Seller, and, assuming the due execution hereof by Buyer, this Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, moratorium, reorganization, insolvency and similar laws of general application relating to or affecting the rights and remedies of creditors generally and to general equitable principles (regardless of whether in equity or at law).

 2.4. Consents and Approvals: No Violation. Except as set forth on the Disclosure Schedule and for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Competition Act (Canada), the Investment Canada Act and any similar laws of the United Kingdom and France, 41 U.S.C. S 15, 31 U.S.C. S 3727 and FAR Subpart 42.12 and any similar statutes, laws, rules and regulations including similar statutes, laws, rules and regulations of Canada and the United Kingdom and any other applicable jurisdiction (the "Anti-Assignment Laws"), there is no requirement applicable to Seller to make any material filing with, or to obtain any material permit, authorization, consent or approval of, any public body as a condition to the lawful consummation by Seller of the transactions contemplated by this Agreement. Except as set forth in the Disclosure Schedule, neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated by this Agreement will (a) violate any provision of any of the CD Entities' certificate of incorporation, charter or By-Laws, (b) assuming compliance with the Anti-Assignment Laws, result in a material default or breach (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material Contract or
     (c) assuming compliance with the HSR Act, the Competition Act, the Investment Canada Act, any similar laws of the United Kingdom and any other applicable jurisdiction and the Anti-Assignment Laws, violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Seller, the CD Int Subsidiaries or any of the Assets.

 2.5. Financial Statements. Seller has previously delivered to Buyer the following financial statements, all of which have been prepared in accordance with GAAP consistently applied (subject, in the case of the financial statements referenced in paragraphs (a) through (e), to the elimination of corporate office expenses of Ceridian, assets and related income or expense of commercial ventures not included in the Assets, accrued U.S. federal income taxes, other expense (income), including interest, and provision for income taxes; in paragraphs (a) through (c), to the addition of a prepaid pension asset related to a U.S. pension plan; and in paragraphs (d) and (e), to the absence of footnotes and to normal year-end adjustments, including liabilities for postemployment costs under FAS 112 of $200,000 and health care costs incurred but not reported of $682,000), and present fairly in all material respects the financial position of the CD Int Business at the dates stated in such financial statements and the results of their operations for the periods stated therein:

     (a)  the unaudited Statements of Net  Assets for the CD  Int
          Business as of December 31, 1994, 1995 and 1996;

     (b)  the unaudited Statements of  Operations for the CD  Int
          Business for the  years ended December  31, 1994,  1995
          and 1996;

     (c)  the unaudited Statements of Cash  Flows for the CD  Int
          Business for the  years ended December  31, 1994,  1995
          and 1996;

     (d)  the unaudited Statement  of Net Assets  for the CD  Int
          Business as of September 30, 1997; and

     (e)  the unaudited  Statement  of Operations  and  unaudited
          Statement of Cash Flows for the CD Int Business for the nine-month period ended September 30, 1997.

          To Seller's knowledge, except as set forth in the Disclosure Schedule the CD Int Business has no material liabilities or obligations (whether absolute or contingent, liquidated or unliquidated, or due or to become due) except for (a) liabilities and obligations reflected or reserved for on the foregoing financial statements delivered to Buyer, (b) liabilities and obligations that have arisen since September 30, 1997 in the ordinary course of the operation of the CD Int Business or (c) post-Closing performance obligations under the Contracts, CD Int Leases or CD Int Subsidiary Leases. Included as part of the Disclosure Schedule is a correct and complete list of program cost reserves (including reserves provided for in Seller's contract estimates at completion), reserves for product warranties reserves for defective pricing and reserves for cost impact studies maintained with respect to certain Contracts as of September 30, 1997.

 2.6.  Owned Real Property and Leased Real Property.

     (a) The Disclosure Schedule lists all of the real estate in which any of the CD Int Subsidiaries holds a fee simple interest (or an equivalent interest under the laws of Canada or the United Kingdom) (all of such real estate described in the Disclosure Schedule is referred to herein as the "Owned Real Property"). Ceridian does not have any fee simple interest in (or equivalent thereof under the laws of Canada or the United Kingdom) any real estate used in the CD Int Business. Except as set forth on the Disclosure Schedule, each of the CD Int Subsidiaries, as the case may be, has good and valid fee simple title (or an equivalent interest under the laws of Canada or the United Kingdom) to the Owned Real Property and owns all of the improvements located thereon, subject only to the Permitted Exceptions. For purposes of this Agreement, "Permitted Exceptions" means: (i) Liens (as hereinafter defined) for taxes or governmental assessments, charges or claims the payment of which is not yet due, or for taxes the validity of which is being contested in good faith; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar persons and other Liens imposed by applicable law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (iii) Liens encumbering the Owned Real Property or leased real property which are disclosed in any preliminary title report or title opinion (or in any update of the same as of the Closing Date) or which a current accurate survey of the Owned Real Property or leased real property would reveal; provided that such Liens do not materially interfere with or materially impair the current use of the Owned Real Property or leased real property; (iv) all CD Int Leases, Contracts and CD Int Subsidiary Leases (as hereinafter defined); (v) with respect to any asset which consists of a leasehold estate or possessory interest in real property, all Liens and other title matters to which the underlying fee estate in such real property is subject; provided that to Seller's knowledge such Liens do not materially interfere with or materially impair the current use of such leased real property; (vi) Liens on any Assets in favor of U.S., Canadian or United Kingdom Governments, but only to the extent such Liens secure liabilities arising out of or directly relating to Government Contracts (as hereinafter defined); (vii) Liens securing the executory obligations of Seller or the CD Int Subsidiaries under any lease that constitutes a "capital lease" under GAAP; (viii) security interests granted in the ordinary course of business to the lessors of leased equipment in respect of such leased equipment; (ix) liens on advances or progress payments to secure performance of Contracts; (x) statutory or common law lien rights of setoff ordinarily available to financial institutions; (xi) the rights and interests of Buyer or any Affiliate of Buyer as provided in this Agreement or any agreement entered into pursuant to this Agreement; and (xii) the reservations, limitations, exceptions, provisos and conditions, if any, expressed in any original grants from the Crown. "Lien" shall mean, with respect to any asset, any mortgage, charge, statutory trust, deed of trust, lien, pledge, encumbrance, lease, sublease, license, occupancy agreement, easement, right-of-way, adverse claim or interest covenant, encroachment, burden, title defect, option, restriction or limitation of any nature whatsoever, and any change or security interest in or on such asset, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset. The Owned Real Property constitutes all of the real property owned by the CD Entities and exclusively used in the CD Int Business. Except as set forth in the Disclosure Schedule, none of the Owned Real Property is subject to any right or option of any other person to purchase or lease or otherwise obtain title to or an interest in such Owned Real Property.

     (b) There is no outstanding material violation by any of the CD Entities of a condition or agreement contained in any material easement, restrictive covenant or any similar instrument or agreement affecting the use of any Owned Real Property or, to Seller's knowledge, any leased real property. All material permits necessary for the operation of the Owned Real Property have been issued and are in full force and effect. Since January 1, 1997 Seller has not received notice of any pending or threatened change in the zoning classification of the Owned Real Property. There are no pending or, to Seller's knowledge, threatened condemnation proceedings relating to any of the Owned Real Property.

     (c) The Disclosure Schedule lists all of the CD Int Leases and those leases, subleases and occupancy agreements of real properties by any of the CD Int Subsidiaries relating to the CD Int Business (whether entered into as lessor, lessee, sublessor or sublessee) together with any modification, amendments, extensions and renewals of the same (the "CD Int Subsidiary Leases"). True and complete copies of the CD Int Leases and CD Int Subsidiary Leases have been made available by Seller to Buyer. Each of the CD Entities, as the case may be, has a valid leasehold interest in the material CD Int Leases and material CD Int Subsidiary Leases and each of the CD Int Leases and CD Int Subsidiary Leases is valid and binding and in full force and effect and has not been modified or amended except as indicated in the lease documents made available to Buyer.

     (d) Except as disclosed on the Disclosure Schedule hereto, the leasehold interests relating to the material CD Int Leases and material CD Int Subsidiary Leases are free and clear of all Liens, other than Permitted Exceptions. Except as set forth on the Disclosure Schedule, neither Seller nor the CD Int Subsidiaries as the case may be, and to Seller's knowledge, no other party, is in material default under any of the material CD Int Leases or material CD Int Subsidiary Leases and no event exists which, with the giving of notice or lapse of time or both, would become a default on the part of any party under any material CD Int Lease or material CD Int Subsidiary Lease. There is no action, suit, complaint or other proceeding pending or, to Seller's knowledge, threatened against a CD Entity that would materially interfere with the quiet enjoyment of any of the material leased real properties.

     (e) Seller is neither a "foreign person" within the meaning of Section 1445(f) of the Internal Revenue Code of
          1986, as amended (the "Code") nor a "foreign partner" within the meaning of Section 1446 of the Code.

 2.7. Absence of Certain Changes. Except as permitted or contemplated by this Agreement or as listed in the Disclosure Schedule hereto, since September 30, 1997: (a) the CD Int Business has been operated in the ordinary course in all material respects, (b) there has been no material adverse change in the business or financial condition of the CD Int Business taken as a whole, excluding any such change resulting from (i) any change or any development in worldwide, national or local market, financial or economic conditions, (ii) war, insurrection or other political change or instability, or (iii) any regulatory, legislative or economic development or other conditions or circumstances that generally affect the business in which the CD Int

     Business operates, (c) there has been no physical damage, destruction or loss of any of the Assets or any of the assets of the CD Int Subsidiaries which, individually or in the aggregate, are material to the CD Int Business and (d) none of the CD Entities has taken or agreed to take any action that, if taken after the date hereof, would constitute a breach of Section 4.5.



                               19






 2.8.  Litigation; Orders.   The Disclosure  Schedule sets  forth
     (a) each Action (as hereinafter defined) relating to the CD Int Business that, to Seller's knowledge, is pending on the date hereof before any court, arbitrator, governmental or other regulatory agency or commission in which the amount in controversy or of damages being claimed exceeds One Million Dollars ($1,000,000), (b) each civil fraud and criminal
     Action relating to the CD Int Business that, to Seller's knowledge, is pending on the date hereof before any court, arbitrator, governmental or other regulatory agency or commission, (c) a summary of charges of discrimination against Seller or the CD Int Subsidiaries and relating to the CD Int Business that, to Seller's knowledge, are pending on the date hereof in any federal, state or foreign equal employment opportunity agency, and (d) a summary of suits that, to Seller's knowledge, are pending against Seller or the CD Int Subsidiaries on the date hereof before any federal, state or foreign court involving employment or employee benefit claims relating to the CD Int Business in which the amount in controversy or of damages being claimed exceeds One Million Dollars ($1,000,000). Except as set forth in the Disclosure Schedule hereto, as of the date hereof, to Seller's knowledge, there are no Actions relating to the CD Int Business pending against Seller or the CD Int Subsidiaries that would reasonably be expected to have a material adverse effect on the CD Int Business. For purposes of this Agreement, "Action" means any pending, threatened or future action, suit, arbitration, inquiry, proceeding or investigation by or before any court arbitrator, governmental or other regulatory or administrative agency or commission, whether civil, criminal or other, and whether known or unknown, fixed or contingent, or matured or unmatured at the Closing Date or at any time theretofore or thereafter. Except as set forth in the Disclosure Schedule hereto, as of the date hereof, there are no material judgments or material outstanding orders,
     injunctions,  decrees,  stipulations   or  awards   (whether
     rendered by a court or administrative agency, or by arbitration) relating to the CD Int Business against any of the CD Entities.

 2.9. Intellectual Property Matters. Except as set forth in the Disclosure Schedule, (a) there is to Seller's knowledge no Action to which any of the CD Entities is a party as a result of any action or conduct of any of the CD Entities in the conduct of the CD Int Business prior to the date of the Agreement, as to which a determination adverse to any of the CD Entities would have a material adverse effect on the CD Int Business, that involves a claim by any person of infringement of any Intellectual Property Right in the conduct of the CD Int Business, (b) no Intellectual Property Right is subject to any outstanding order, judgment, decree or stipulation restricting the use thereof by any of the CD Entities or the licensing thereof by any of the CD Entities to any person, and (c) none of the CD Entities has during the two years preceding the date of this Agreement received any notice to the effect that the use of the Intellectual Property Rights in the conduct of the CD Int Business infringes upon any patent or copyright, violates a patent license, copyright registration or any pending application relating thereto or conflicts with or violates any trademark, service mark, trade name or trade secret right of any person, including any patent, registered or unregistered trademark, registered or unregistered trade name, registered or unregistered copyright or work of authorship, registered or unregistered service mark, patent application or application for registration of any of the foregoing, know-how, trade secret, rights in invention, rights in technology, proprietary information or process or computer software and related documentation and other programming code. As of the Closing Date and immediately thereafter, Buyer and the CD Int Subsidiaries shall own upon substantially the same terms and conditions as presently in effect all of the material Intellectual Property Rights held primarily in connection with the CD Int Business as of the date of this Agreement. Except for the effect of the assignment restrictions identified on the Disclosure Schedule relating to certain licenses to which the CD
     Entities are party, with respect to the intellectual property rights owned by third parties that are licensed by the CB Entities for use primarily in connection with the CD Int Business as of the date of this Agreement, none of the CD Entities has received any notice that such intellectual property rights cannot be used by Buyer and the CD Int Subsidiaries after the Closing Date to the same extent that the CD Entities are using such intellectual property rights as of the date of this Agreement. The CD Entities do not require any material license to intellectual property rights of any third party, other than intellectual property rights that are licensed to the CD Entities pursuant to the license agreements identified on the Disclosure Schedule and that are included in the Assets or the assets of the CD Int
     Subsidiaries, to conduct the CD Int Business as of the Closing Date and, subject to the receipt of requisite consents, immediately thereafter in substantially the same manner as the CD Int Business is conducted as of the date of this Agreement.

 2.10. Labor Matters. The Disclosure Schedule sets forth a list of all collective bargaining agreements in effect on the date hereof with labor unions or associations representing employees working in the CD Int Business as of the date hereof ("CD Int Employees"). Except as set forth on the Disclosure Schedule, in connection with the CD Int Business:

     (a) no labor organization or group of CD Int Employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings presently pending or, to Seller's knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority;

     (b)  to  Seller's   knowledge,  there   are  no   organizing
          activities involving the CD Int Employees pending with any labor organization or group of CD Int Employees;

     (c) there are no material strikes, material work stoppages, material slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to Seller's knowledge, threatened against or involving the CD Int Employees;

     (d)  since January 1,  1995,  there have  been  no  material
          strikes,  work   stoppages,   slowdowns   or   lockouts
          involving the CD Int Employees;

     (e)  there are no  material unfair  labor practice  charges,
          grievances  or  complaints  pending  or,  to   Seller's
          knowledge, threatened by  or on  behalf of  any CD  Int
          Employee;

     (f) there are no material complaints, charges or claims against any of the CD Entities pending or, to Seller's knowledge, threatened to be brought or filed with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any CD Int Employee; and

     (g) Seller and the CD Int Subsidiaries have complied in all material respects and are in material compliance with all laws, regulations and orders relating to the employment of labor, including the National Labor Relations Act and the Fair Labor Standards Act, and all such other laws, regulations and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health and comparable legislation in the United States, Canada and the U.K., in each case where applicable.

 2.11.  Benefit Plans.

     (a) The Disclosure Schedule lists all "Seller Pension Plans," "Seller Welfare Plans," "Seller Benefit Arrangements," and material incentive, bonus, supplementary benefit, club membership, retention and similar "Current Compensation" plans and "Transferred Plans," as such terms are defined in the Personnel Agreement (collectively, "Plans"). Seller has made available to Buyer true and complete copies of (i) the Plans and related trust agreements, funding agreements or other agreements or contracts evidencing any funding vehicle with respect thereto; (ii) the three most recent annual reports on Treasury Form 5500, including all schedules and attachments thereto, or any other annual return required to be filed in a jurisdiction outside the U.S. with respect to any Plan for which such a report is required; (iii) the three most recent actuarial reports with respect to any Plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other Plan in respect of which such actuarial reports have been prepared; (iv) the form of summary plan description, including any summary of material modifications thereto or other modifications communicated to participants, currently in effect with respect to each Plan; and (v) the most recent determination letter with respect to each Plan intended to qualify under Section 401(a) of the Code.

     (b)  Except as set forth in the Disclosure Schedule:

          (i) Except as provided for in Section 4.1(d) of the Personnel Agreement, each Transferred Plan has been administered in all material respects consistently with its written terms and Seller and each of the CD Int Subsidiaries has complied in connection with each Transferred Plan in all material respects with applicable provisions of ERISA, the Code and any other applicable law of the United States or of any other applicable jurisdiction, including, without limitation, the qualification provisions of Code Section 401(a) for each Plan intended to qualify thereunder.

          (ii) There is no pending or, to the knowledge of Seller, threatened legal action or proceeding or investigation against any Transferred Plan, the assets or any of the trusts under such plans or the plan sponsor or the plan administrator or against any fiduciary of the Transferred Plans that would reasonably be expected to have a material adverse effect on the CD Int Business and there is no basis for any such claim or lawsuit.

          (iii)
               No CD Int Entity has made any plan or commitment, whether or not legally binding, to create any additional plan or modify or change any existing plan that would, individually or in the aggregate, reasonably be expected to, directly or indirectly, have a material adverse effect on the CD Int Business.

          (iv) No CD Int Entity has incurred any outstanding liability under Section 4062 of ERISA or to the PBGC, to a trust established under Section 4041 or 4042 of ERISA or to a trustee appointed under ERISA Section 4042.

          (v) None of the Transferred Plans contains any provisions which would prohibit the transactions contemplated by this Agreement and none of the Transferred Plans, other than any Retention Agreement listed on Schedule 2.3 to the Personnel Agreement or employment agreement with Dave Scott, would give rise to any material severance, termination or other payments as a result of the transactions contemplated by this Agreement.

          (vi) With respect to each Pension Plan (as defined in the Personnel Agreement) that the Seller (including any member of the controlled group of corporations, within the meaning of Code Section 1563, which includes the Seller) maintains or ever has maintained, or to which any of them contributes, ever has contributed or ever been required to contribute, neither Seller nor any member of its controlled group of corporations (as referenced above) has incurred or has any reason to expect that it will incur any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability).

          (vii)
               None of the CD Int Entities or other members of their controlled group of corporations (as referenced above) contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan (as defined in Section 3(37) of ERISA) or has any liability (including withdrawal liability) under any Multiemployer Plan.

          (viii)
                None of the  Transferred Plans  that are  Welfare
               Benefit Plans (including any Seller maintained retiree medical or life benefit plans) contain vested benefits that may not be changed. Each such plan may be amended or terminated at any time by the Seller (or the appropriate CD Int
               Subsidiary) and no such plan contains any provision that would prevent Buyer from amending or terminating any plan maintained by it on or after the Closing Date. Buyer acknowledges that such rights to amend or terminate such plans are subject to applicable collective bargaining agreements and other applicable law.

          (ix) No CD Int Entity is obligated to make any payment or is a party to any agreement that under any circumstances could obligate Buyer or any CD Int Entity to make any payment that will not be deductible in whole or in part by reason of
               Section 280G of the Code.

          (x) Seller has delivered or otherwise made available to Buyer the most recent listing of open workers' compensation claims for the CD Int Business.

 2.12.  Tax Matters.     Except as  set forth  in the  Disclosure
     Schedule:

     (a) Each of the CD Entities has filed all Tax Returns (as hereinafter defined) that it was required to file, all such Tax Returns were correct and complete in all material respects, and all Taxes (as hereinafter defined) shown thereon have been paid. For purposes of this Agreement: (i) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto; (ii) "Tax" or "Taxes" means any federal, state, local, or foreign income, sales or use, goods and services, corporation, capital stock, capital duty, franchise, withholding, alternative minimum, estimated, property, employment, ad valorem, gross receipts, transfer, stock, stamp, capital or other similar tax or levy, including any interest, penalty, or addition thereto, whether disputed or not, and including any transferee or secondary liability (whether imposed by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group; and (iii) "Income Taxes" means any and all liability for any taxes imposed on the income of a corporation, including without limitation, any liability under the Code and all federal, state, local, and foreign income, profits, gross receipts and unitary taxes or similar taxes or other assessments imposed with respect thereto and any interest, penalties or additions in respect of such tax, and including any transferee or secondary liability (whether imposed by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

     (b) All Taxes with respect to the CD Int Subsidiaries arising in, or attributable to, any and all periods (or the portion thereof) through the Closing Date have been (or will be) paid or fully accrued on the books, records and financial statements of the CD Int Subsidiaries (whether or not such Taxes are due and payable). The Final Audited Closing Statement of Net Assets will contain accruals for all liabilities for current Taxes with respect to the CD Int Subsidiaries and deferred Taxes with respect to CD Canada as of the Closing Date; the aggregate amount so accrued on such statement will be sufficient for the payment of any and all such Taxes.

     (c) There is no pending, nor to the knowledge of Seller threatened, audit, examination or investigation with respect to any Tax Returns for the CD Int Subsidiaries.

     (d) The CD Int Subsidiaries have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (e) Neither Seller (with respect to the Assets) or any of the CD Int Subsidiaries has since January 1, 1994 been a member of an affiliated group filing a consolidated federal income Tax Return.

     (f) There are no Liens affecting any of the Assets or any of the assets of the CD Int Subsidiaries arising out of, connected with, or related to Taxes (other than for Taxes that are not delinquent and Permitted Exceptions).

     (g) None of the Assets and none of the assets of the CD U.S. Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code nor property that after the Closing will be treated as being owned by a person other than Buyer or one of the CD U.S. Subsidiaries pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

     (h) No change in Tax accounting method which would affect CD Int Subsidiaries after the Closing has been made, agreed to, requested or required with respect to CD
          Int   Subsidiaries,   their   respective   assets    or
          operations.

     (i) Except for the Tax allocation agreement pursuant to Regulation Section 1.1502 promulgated under the Code, none of the CD U.S. Subsidiaries is a party to, is bound by, or has any obligation (or potential obligation) under any tax agreement.

     (j) None of the CD U.S. Subsidiaries is a party to any agreement relating to a foreign sales corporation within the meaning of Section 922 of the Code; or a domestic international sales corporation within the meaning of Section 991 of the Code.

     (k) The CD Entities have withheld and paid all Taxes with respect to the CD Int Business required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, shareholder or other party.

     (l) There are no pending claims for refund of any Tax of any of the CD Int Subsidiaries (including refunds of Taxes allocable to the CD Int Subsidiaries with respect to any consolidated, combined, unitary, fiscal unity or similar Tax Returns.)

     (m) Each asset with respect to which any CD Int Subsidiary claims depreciation, amortization or similar expense for Tax purposes is owned for Tax purposes by such CD Int Subsidiary under applicable Tax law. Each CD Int Subsidiary has always been properly classified as a corporation for United States federal Income Tax purposes. No CD Int Subsidiary owns, directly or indirectly, any interest in any entity which is classified as a partnership for United States federal Income Tax purposes. None of the Assets is an interest in an entity which is classified as a partnership for United States federal Income Tax purposes.

     (n) There are no outstanding rulings of, or requests for rulings with, any Tax authority expressly addressed to any of the CD Int Subsidiaries (or to an Affiliate of any CD Int Subsidiary) that are, or if issued would be, binding upon any of the CD Int Subsidiaries for any Post-Closing Period (as defined in the Tax Matters Agreement).

     (o) None of the CD Int Subsidiaries (of Seller or Seller's Affiliates with respect to any of the CD Int Subsidiaries) has, in a manner that would be binding on any of the CD Int Subsidiaries for any Post-Closing Period, executed, become subject to or entered into any closing agreement pursuant to Section 7121 of the Code or any similar or predecessor provision thereof under the Code or other applicable Tax Law.

     (p) No CD Int Subsidiary will have any taxable income or gain as a result of prior intercompany transactions that have been deferred and that will be taxed as a result of the changes in ownership contemplated by this Agreement.

     (q) None of the CD Int Subsidiaries (or Seller or Seller's Affiliates on behalf of such CD Int Subsidiaries) has made or is subject to any election under Section 341(f) of the Code or has executed or caused any CD Int Subsidiary to become subject to such election.

     (r)  No "industrial development bonds" within the meaning of
          Section 103 of the United States Internal Revenue Code of 1954, as amended and in effect prior to the enactment of the United States Tax Reform Act of 1986, "private activity bonds" within the meaning of Section 141 of the Code or other tax exempt financing have been used to finance any of the Assets or any of the assets of the CD Int Subsidiaries, whether leased or owned.

     (s) With respect to the CD Int Business, none of the CD Entities has made any payments, is obligated to make any payments or is party to any agreement that could obligate it to make any payments, that will not be fully deductible under Sections 162(m) or 280G of the Code (or any similar provision of foreign, state or local law).

     (t) No CD Int Subsidiary has made or is bound by any election under Section 197 of the Code.

     (u) Seller has filed for the taxable year immediately preceding the current taxable year and will file for the year in which the Closing occurs a consolidated federal income tax return with the CD U.S. Subsidiaries.

     (v) All material elections with respect to Taxes affecting the CD Int Subsidiaries as of the date hereof are set forth in the Disclosure Schedule.

     (w) No amount with respect to any outlay or expense that is deductible for the purpose of computing income under the Canadian Income Tax Act has been owing by CD Canada
          (i) for longer than two years to any person with whom CD Canada was not dealing at arms' length at the time of the outlay or expense was incurred or (ii) for more than 180 days after the end of the taxation year in which the outlay or expense was incurred in the case of a superannuation or pension benefit, a retiring allowance, salary, wages or other remuneration with respect to any office or employment. There are no circumstances which exist and would result, or which have existed and have resulted, in Section 80 of the Canadian Income tax Act applying to CD Canada.

 2.13. Compliance with Law. Except as set forth in the Disclosure Schedule, to Seller's knowledge the operations of the CD Int Business have been and are being conducted in all material respects in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over the CD Entities and their respective assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, currency exchange, equal opportunity, export controls, government contracts, health, environmental protection, conservation, wetlands, architectural barriers to the handicapped, fire, zoning and building, occupation safety, pension, and securities matters. Except as set forth in the Disclosure Schedule, since January 1, 1995, none of the CD Entities has since received notice of any material violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any material order, writ, judgment, award, injunction or decree of any federal, provincial, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to the CD Int Business. None of the CD Int Subsidiaries has or as of the Closing will have any criminal liability arising under any criminal statute with respect to any criminal activity occurring prior to the Closing.

 2.14. Sufficiency of and Title to the Assets. Upon consummation of the transactions contemplated by this Agreement and Buyer obtaining all Required Consents (as hereinafter defined), Seller will have assigned, transferred and conveyed to Buyer, directly or indirectly, all of the Assets and all of the assets, rights and properties of each of the CD Int Subsidiaries (other than the Excluded Assets), in each case free and clear of all Liens (other than

     Permitted Exceptions). For purposes of this Agreement, "Required Consents" means, collectively, (a) each consent or novation with respect to any Contract required to be obtained from the other party or parties thereto by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to avoid the invalidity of the transfer of such Contract, the termination thereof, a breach or default thereunder or any change or modification to the terms thereof and (b) each registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver required under applicable law to be obtained by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Apart from the Excluded Assets, the Assets constitute, and on the Closing Date will constitute, all of the assets that are primarily used or held for use in connection with the operation of the CD Int Business or are otherwise necessary to permit the operation of the CD Int Business in substantially the same manner as such operations have heretofore been conducted (assuming no change in the material circumstances external to the CD Entities relating to the CD Int Business). None of the Excluded Assets have been included in the September 30, 1997 Statement of Net Assets.

 2.15.  Contracts and Government Bids.

     (a) For purposes of this Agreement: a "Contract" means Ceridian Contracts and all existing contracts, agreements and commitments of each of the CD Int Subsidiaries; a "Government Contract" means a Ceridian Government Contract and any prime contract, subcontract, basic ordering agreement, letter contract, purchase order or delivery order, including all amendments, modifications and options thereunder between (i) any of the CD Int Subsidiaries and (ii) the U.S. Government or any state, local or foreign government, or any prime contractor or higher-tier subcontractor under any contract described in the immediately preceding clause (i); and a "Government Bid" means a Ceridian Government Bid and any written quotation, bid or proposal made by any of the CD Int Subsidiaries that if accepted or awarded would lead to a contract with (A) the U.S. Government or any state, local or foreign government, or (B) any prime contractor or higher-tier contractor under any contract described in the immediately preceding clause (A). For purposes of this Section 2.15, all Contracts stated in terms of currency other than United States dollars shall be deemed converted into United States dollars at the following exchange rates: 0.61 British Pound to One U.S. Dollar; and 1.36 Canadian Dollar to One U.S. Dollar.

     (b) Except for any Government Contract or Government Bid containing classified information or requiring special security clearances for access, the list of Contracts and Government Bids in the Disclosure Schedule includes each (i) active Contract, Government Bid and bid primarily related to the CD Int Business that would be a Government Bid except that a nongovernmental entity is the ultimate customer having a stated value, including options, greater than Five Million Dollars ($5,000,000) under which the CD Int Business is the seller, (ii) active Contract which has a stated value greater than Five Million Dollars ($5,000,000) and where CD Int Business is the purchaser, (iii) material joint venture agreement or material teaming agreement not covered by subcontract which relates to the CD Int Business, (iv) material agreement by which Seller or the CD Int Subsidiaries is the licensee or licensor of Intellectual Property Rights or other material patent cross license (provided, however, it is understood that shrink-wrap licenses shall not constitute a material license and any licenses granted or received under

          Government Contracts are not separately identified on the Disclosure Schedule), (v) employment or consulting agreement having a remaining term of at least one year and providing annual payments in excess of $200,000 or aggregate payments in excess of $200,000, (vi) equipment or other personal property leases providing for total payments in excess of $5,000,000, (vii) with respect to the CD Int Business, each mortgage, indenture, note, installment obligation or other instrument relating to the borrowing of money in excess of $50,000, (viii) currency or interest rate swap, collar or hedge agreement, (ix) with respect to the CD Int Business, offset or countertrade agreements, (x) distributor, representative or broker contract, or (xi) agreement imposing material non-competition or material exclusive dealing obligations on any CD Entity (excluding teaming agreements, prohibiting or limiting participation on other teams).

     (c) Except as set forth in the Disclosure Schedule, each of such agreements listed in the Disclosure Schedule and each Contract which involves government classified programs subject to special national security restrictions (a "Classified Contract") is a valid and binding obligation of Seller or the CD Int Subsidiaries, as the case may be, and, to Seller's knowledge, the other party thereto and is in full force and effect in all material respects.

     (d) With respect to all Government Contracts and Government Bids, including Classified Contracts, to Seller's knowledge, except as set forth in the Disclosure Schedule, there are no (i) civil fraud or criminal investigations by any government investigative agency,
          (ii) suspension or debarment proceedings (or equivalent proceedings) against any of the CD Entities, as the case may be, (iii) claims of defective pricing in excess of One Million Dollars ($1,000,000), and (iv) disputes between any of the CD Entities, as the case may be, and any government which have resulted in a government contracting officer's final decision where the amount in controversy exceeds or is expected to exceed One Million Dollars ($1,000,000). With respect to each and every Government Contract or Government Bid, including Classified Contracts, except as set forth in the Disclosure Schedule, (i) each of the CD Entities, as the case may be, has complied in all material respects with all material terms and conditions of such Government Contract or Government Bid, including all clauses, provisions and requirements incorporated, expressly, by reference or by operation of law therein, (ii) each of the CD Entities, as the case may be, has complied in all material respects with all requirements of all applicable laws or agreements pertaining to such Government Contract or Government Bid, (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Government Bid were complete and correct in all material respects as of their effective date, and each of the CD Entities, as the case may be, has complied in all material respects with all such representations and certifications, (iv) since January 1, 1992, neither the U.S. Government nor any prime contractor, subcontractor or other person has notified any of the CD Entities, as the case may be, in writing, that any of the CD Entities, as the case may be, has breached or violated any applicable law, certification, representation or requirement pertaining to such Government Contract or Government Bid, (v) Seller's established or disclosed cost accounting practices are in compliance in all material respects with all applicable law and regulations, (vi) Seller maintains an accounting system and controls adequate in all material respects for the proper administration of progress payments by the U.S. Government, (vii) no termination for convenience, termination for default, cure notice or show cause notice is currently in effect pertaining to any Government Contract, (viii) since

          January 1, 1995 the CD Int Entities have not received any audit report or otherwise been advised that any cost exceeding $500,000 incurred by any CD Entity pertaining to any Government Contract has been questioned, challenged or disallowed by any governmental entity or, to Seller's knowledge, is the subject of any audit (other than routine audits in the ordinary course of business) or investigation by any governmental entity and (ix) no money due any CD Entity in excess of $50,000 pursuant to any Government Contract has been withheld or set off nor has any claim been made to withhold or set off money and the CD Entities are entitled to all progress payments received with respect to the Government Contracts through the date of this Agreement.

     (e) Since January 1, 1994, none of the CD Entities has conducted or initiated any internal investigation through Ceridian's General Counsel's office or made a voluntary disclosure pursuant to the Department of Defense Voluntary Disclosure Program or equivalent foreign counterpart to any governmental entity with respect to any alleged improper or illegal act or omission arising under or relating to any Government Contract in any case requiring credits or payments under such Government Contract in excess of $250,000.

     (f) The Disclosure Schedule lists each draft and final audit report received with a finding by any CD Entity since January 1, 1995 with respect to the audit by any governmental entity of any Government Contract or of any overhead cost, other costs or cost accounting practices of any CD Entity. Seller has delivered or otherwise made available to Buyer correct and complete copies of each such report in the form received by the applicable CD Entity.

     (g) To Seller's knowledge, there are no facts or conditions that would warrant a suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of any CD Entity or any director, officer or employee of any CD Entity. No payment has been made by any CD Entity or, to Seller's knowledge, any other person on behalf of any CD Entity in violation of applicable procurement laws or in violation of, or requiring disclosure pursuant to, the Foreign Corrupt Practices Act, as amended.

     (h) All test and inspection results provided by any CD Entity to any governmental entity or higher tier contractor pursuant to any Government Contract were complete and correct in all material respects as of the date so provided. Each CD Entity has performed in all material respects all material tests and inspections and provided all material results thereof required
          pursuant  to  law  or  the  terms  of  the   Government
          Contracts.

 2.16.  Environmental Matters.

     (a)  Except as set forth in the Disclosure Schedule:

          (i) the operations of the CD Entities comply in all material respects with all applicable Environmental Laws (as hereinafter defined) and none of the CD Entities has any material liability or obligation arising under any Environmental Law in connection with any event, transaction, condition, practice, Release or occurrence prior to the Closing Date;

          (ii) none of the CD Entities has received any written notice within the past three years from a governmental authority that alleges that the CD Int Business is not in compliance with any applicable Environmental Law;

          (iii)
               to Seller's knowledge, all of the CD Entities have all material permits as required by any applicable Environmental Law, all such permits are in good standing and the operations of the CD Entities comply in all material respects with the conditions of such permits;

          (iv) there is no Environmental Claim (as hereinafter defined) with respect to the CD Int Business pending or, to Seller's knowledge, threatened against any of the CD Entities or against any person whose liability for any Environmental Claim with respect to the CD Int Business any of the CD Entities has expressly assumed;

          (v) each of the CD Entities has treated, stored and disposed of any hazardous waste (as such term is defined in the Resource Conservation and Recovery Act, 42 U.S.C. S 6901 et seq., as amended (the "RCRA")) at any of the real properties owned or leased by the CD Entities in connection with the CD Int Business in compliance with the RCRA (or equivalent thereof under foreign law) in all material respects;

          (vi) the CD Entities have no material liability in connection with the Release (as hereinafter defined) of any Hazardous Substance (as hereinafter defined) into the environment; and

          (vii)
               there are no underground storage tanks located on any facilities operated by the CD Entities.

     (b) "Environmental Claim" means any written notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, or resulting from the presence, or release into the environment, of any Hazardous Substances.

     (c) "Environmental Laws" means all applicable federal, state, local, and foreign laws and regulations relating to pollution or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Substances, or otherwise relating to the use, treatment, storage, disposal, transport or handling of Hazardous Substances.

     (d) "Hazardous Substances" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. S 9601(14) or equivalent thereof under foreign law, but shall include petroleum products.

     (e) "Release" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and
          Liability Act, 42 U.S.C. S 9601(22) or equivalent thereof under foreign law.

     (f) Seller has provided Buyer with a copy of certain environmental assessments and environmental baseline reports for the manufacturing and engineering facilities of the CD Int Business, as listed in the Disclosure Schedule. To Seller's knowledge, such environmental assessments and reports are accurate and complete in all material respects.

 2.17. Permits. To Seller's knowledge, each of the CD Entities holds all material governmental permits and licenses that are required by such CD Entity to permit it to conduct its business as presently conducted. Each such material permit and license is listed in the Disclosure Schedule. No suspension, cancellation or termination of any of such permit or license is pending or, to Seller's knowledge, threatened.

 2.18. Brokers, Finders, etc. Except for Bear, Stearns & Co. Inc., Seller has not employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who would have a valid claim for a fee or commission from Buyer in connection with such transactions. Seller is solely responsible for any payment, fee or commission that may be due to Bear, Stearns & Co. Inc. in connection with the transactions contemplated hereby.

 2.19. No Implied Representation. NOTWITHSTANDING ANYTHING CONTAINED IN THIS ARTICLE 2 OR ANY OTHER PROVISION OF THIS AGREEMENT, (A) BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT NEITHER SELLER NOR ANY OF ITS AFFILIATES, AGENTS, EMPLOYEES OR REPRESENTATIVES IS MAKING, WHETHER CONTAINED IN OR REFERRED TO IN THE EVALUATION MATERIALS THAT HAVE BEEN OR SHALL HEREAFTER BE PROVIDED TO BUYER OR ANY OF ITS AFFILIATES, AGENTS OR REPRESENTATIVES (INCLUDING WITHOUT LIMITATION THE CONFIDENTIAL OFFERING MEMORANDUM RELATING TO THE CD INT BUSINESS (THE "CONFIDENTIAL OFFERING MEMORANDUM"), ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN BY SELLER IN THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OR REPRESENTATION AS TO THE VALUE, CONDITION, MERCHANTABILITY OR SUITABILITY AS TO ANY OF THE PROPERTIES OR ASSETS OF THE CD INT BUSINESS OPERATED BY SELLER, AND (B) IT IS UNDERSTOOD THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN BUYER TAKES SUCH CD INT BUSINESS AND ASSETS AS IS AND WHERE IS WITH ALL FAULTS AND WITHOUT ANY IMPLIED WARRANTY OR REPRESENTATION AS TO THE CD INT BUSINESS' LIABILITIES OR ANY ACTION.

                             ARTICLE

                               3.

             Representations and Warranties of Buyer

     Buyer hereby represents and warrants to Seller as follows:

 3.1. Organization; Authorization; etc. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer has full corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Buyer and no other corporate proceedings on the part of Buyer or any of its Affiliates are necessary therefor. This Agreement has been duly executed and delivered by Buyer, and, assuming the due execution hereof by Seller, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, moratorium, reorganization, insolvency and similar laws of general application relating to or affecting the rights and remedies of creditors generally and to general equitable principles (regardless of whether in equity or at law).

 3.2. Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, the Competition Act, any similar laws of the United Kingdom, the Anti-Assignment Laws and except for Investment Canada Approval, there is no requirement applicable to Buyer to make any material filing with, or to obtain any material permit, authorization, consent or approval of, any public body as a condition to the lawful consummation by Buyer of the transactions contemplated by this Agreement. Neither the execution nor delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated by this Agreement will (a) violate any provision of the charter or By-Laws or similar organizational instrument of Buyer or any of its Affiliates, (b) assuming compliance with the Anti-Assignment Laws, result in a material default or breach (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Buyer or any of its Affiliates is a party or by which they or any of their properties or assets may be bound, or (c) compliance with the Investment Canada Act, compliance with the HSR Act, the Competition Act, any similar laws of the United Kingdom and any other applicable jurisdiction and the Anti-Assignment Laws, violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, any of its subsidiaries or any of their properties or assets.

 3.3. Brokers, Finders, etc. Buyer has not employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who would have a valid claim for a fee or commission from Seller in connection with such transactions.

 3.4. Financial Capability. Buyer will have available as of the Closing Date (either from its immediately available cash or from external financing sources, or a combination thereof) funds sufficient to pay the cash consideration and consummate the transactions contemplated by this Agreement. On the Closing Date, after giving effect to the transactions contemplated by this Agreement and to all indebtedness being incurred on such date in connection therewith, Buyer will not (a) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair salable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (b) have unreasonably small capital with which to engage in its business or (c) have incurred or plan to incur debts beyond its ability to pay as they become absolute and matured.

 3.5. Foreign Ownership; Procurement Integrity. Buyer is not under "foreign ownership, control or influence," as such term is defined in the U.S. Department of Defense Industrial Security Manual for Safeguarding Classified Information and in the Industrial Security Regulation or similar statutes, laws, rules and regulations of Canada or the United Kingdom.

 3.6. Inspections: Limitation of Seller's Warranties. Buyer is an informed and sophisticated participant in the transactions contemplated by this Agreement and has undertaken such investigation, and has been provided with and has evaluated certain documents and information in connection with the execution, delivery and performance of this Agreement. With respect to any financial projection or forecast delivered on behalf of Seller to Buyer, Buyer acknowledges that there are uncertainties inherent in attempting to make such projections and forecasts and that it is familiar with such uncertainties. Buyer further acknowledges that it is acquiring the CD Int Business without any representation or warranty, express or implied, by Seller or any of its Affiliates except as expressly set forth in this Agreement. In furtherance of the foregoing, and not in limitation thereof, Buyer acknowledges that, except as expressly set forth herein, no representation or warranty, express or implied, of Seller or any of its advisors, including, without limitation, Bear, Stearns & Co. Inc., or any of their respective Affiliates or representatives, with respect to the CD Int Business (including, without limitation, the Confidential Offering Memorandum, any other information provided to Buyer pursuant to the Confidentiality Agreement and any financial projection or forecast delivered to Buyer with respect to the revenues or profitability which may arise from the CD Int Business either before or after the Closing Date) shall form the basis of any claim against Seller or any of its advisors, or any of their respective Affiliates or representatives.

                             ARTICLE

                               4.

                  Covenants of Seller and Buyer

 4.1.  Investigation  of  Business:  Access  to  Properties   and
     Records.

     (a) After the date hereof and prior to the Closing, Seller shall afford to Buyer and its authorized representatives reasonable access to all offices, plants and properties of the CD Int Business and to the CD Int Books and Records and the books and records of the CD Int Subsidiaries during normal business hours, in order that Buyer may have full opportunity to make such investigations as it desires of the affairs of the CD Int Business subject to compliance with applicable laws and regulations, and contractual obligations of Seller or the CD Int Subsidiaries or any of its Affiliates, regarding classified information, security clearances, proprietary information of third parties, source selection information, and other procurement-sensitive information; provided, however, that such investigation shall be conducted in such a manner as to minimize interference with the operation of the CD Int Business or any other business of Seller or any of its Affiliates, it being understood and agreed that all requests for access to the CD Int Business, the CD Int Books and Records and the books and records of the CD Int Subsidiaries shall be made to such representatives of Seller as Seller shall designate in writing, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. It is further understood and agreed that neither Buyer nor its representatives shall contact any of the employees, customers, suppliers, joint venture partners, team members or other associates or Affiliates of Seller or the CD Int Subsidiaries, in connection with the transactions contemplated by this Agreement, whether in person or by telephone, mail or other means of communication, without the specific prior authorization of such representatives of Seller as Seller may designate in writing, which authorization shall not be unreasonably withheld or delayed. In addition, all notices and applications to, filings with, and other contacts with the United States, the United Kingdom,

          Canada  or   any   state,  local   or   other   foreign
          governmental authorities relating to the transactions contemplated by this Agreement shall be made by Buyer only after prior consultation with Seller.

     (b) Any information provided to Buyer or its representatives pursuant to this Agreement shall be held by Buyer and its representatives in accordance with, and shall be subject to the terms of, the letter agreement between Buyer and Bear, Stearns & Co. Inc. on behalf of Seller (the "Confidentiality Agreement"), which is hereby incorporated in this Agreement as though fully set forth herein and in accordance with such other terms and conditions as may otherwise be agreed by the parties; provided, that the provisions of this Section 4.1(b) shall expire following the Closing.

     (c) Except to the extent prohibited by law or regulation, Buyer agrees to (i) hold the CD Int Books and Records and the books and records of the CD Int Subsidiaries transferred to Buyer on the Closing Date and not to destroy or dispose of any thereof for a period of six
          (6) years from the Closing Date or such longer time as may be required by law, regulation or Government Contract, and thereafter, if it proposes to destroy or dispose of such CD Int Books and Records, to offer first in writing at least 60 days prior to such proposed destruction or disposition to surrender them to Seller and (ii) at any time and from time to time following the Closing Date to afford Seller, its accountants and counsel, during normal business hours, upon at least 48 hours' notice, full access to such CD Int Books and Records and the books and records of the CD Int Subsidiaries (including the right to copy such materials at Seller's expense) and to the CD Int
          Employees to the extent that such access may be requested (without unreasonably disrupting the personnel and operations of the CD Int Business) for any legitimate purpose at no cost to Seller; provided, however, that nothing herein shall limit any of Seller's rights of discovery. Seller hereby agrees to provide Buyer with reasonable access to its books and records relating to indirect corporate general and administrative expenses invoiced or allocated to the CD Int Business prior to the Closing Date. Access to the foregoing books and records will be provided only to the extent reasonably necessary to permit Buyer to contest or defend governmental audits or investigations, to complete required government reports or contract closures relating to periods prior to the Closing Date or as required by law or legal process.

     (d) All information obtained by Buyer concerning the businesses of Seller other than the CD Int Business (the "Seller Proprietary Information") shall be used by Buyer solely as required to perform its obligations under this Agreement or the Transition Services Agreement and for no other purpose. Buyer shall not disclose, or permit the disclosure of, any of the Seller Proprietary Information to any person except those persons to whom such disclosure is necessary to permit Buyer's performance of such obligations. Buyer shall treat, and will cause its Affiliates and the directors, officers, employees, agents, representatives and advisors of Buyer or any of its Affiliates to treat, the Seller Proprietary Information as confidential, using the same degree of care as Buyer normally employs to safeguard its own highly confidential information from unauthorized use or disclosure. Notwithstanding the foregoing, the term Seller Proprietary Information shall not include information which: (i) at the time of disclosure to Buyer by or on behalf of Seller is already known to Buyer; (ii) is or becomes known or available to the public other than as a result of an unauthorized disclosure by Buyer or any of its Affiliates, or any of their respective directors, officers, employees, agents, representatives or advisors; (iii) becomes known or available to Buyer without restrictions of confidentiality from a source other than Seller, provided that such source is not bound by an agreement prohibiting such disclosure to Buyer; or (iv) is required to be disclosed by Buyer by law, regulation, court order or other legal process, provided that Buyer shall provide Seller with prompt notice of such requirement so that Seller may seek an appropriate protective order.

     (e) From and after the Closing Date, all information concerning the CD Int Business (the "Buyer Proprietary Information") shall be used by Seller and its Affiliates solely as required to perform its obligations under this Agreement or the Transition Services Agreement and for no other purpose. Seller shall not disclose, or permit the disclosure of, any of the Buyer Proprietary Information to any person except those persons to whom such disclosure is necessary to permit Seller's performance of such obligations. Seller shall treat, and will cause its Affiliates and the directors, officers, employees, agents, representatives and advisors of Seller or any of its Affiliates to treat, the Buyer Proprietary Information as confidential, using the same degree of care as Seller normally employs to safeguard its own highly confidential information from unauthorized use or disclosure. Notwithstanding the foregoing, the term Buyer Proprietary Information shall not include information which: (i) is or becomes known or available to the public other than as a result of an unauthorized disclosure by Seller or any of its Affiliates, or any of their respective directors, officers, employees, agents, representatives or advisors; (ii) becomes known or available to Seller without restrictions of confidentiality from a source other than Buyer, provided that such source is not bound by an agreement prohibiting such disclosure to Seller; or (iii) is required to be disclosed by Seller by law, regulation, court order or other legal process, provided that Seller shall provide Buyer with prompt notice of such requirement so that Buyer may seek an appropriate protective order.

 4.2. Reasonable Efforts; Obtaining Consents. Subject to the terms and conditions herein provided, Seller and Buyer agree to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other in connection with the foregoing. Subject to Section
     1.8 and Section 4.3, Seller and Buyer shall use all reasonable efforts (a) to obtain Required Consents, and (b) to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign law or regulation. Seller and Buyer shall use all reasonable efforts (a) to lift or rescind any injunction or restraining order or other order adversely affecting their respective ability to consummate the transactions contemplated hereby, (b) to effect all necessary registrations and filings including, but not limited to, their respective filings under the HSR Act, the Competition Act and the Investment Canada Act and any similar laws of the United Kingdom and submissions of information requested by governmental authorities, and (c) to fulfill all their respective conditions to this Agreement. Seller and Buyer further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use all of their respective reasonable efforts to prevent the entry, enactment or promulgation thereof, as the case may be.

 4.3.  Antitrust and Foreign Investment  Compliance.  Seller  and
     Buyer will  promptly file  or cause  to  be filed  with  the

     Antitrust Division of the United States Department of Justice and the Federal Trade Commission pursuant to the HSR Act and with the Competition Bureau pursuant to the Competition Act and the Minister under the Investment Canada Act (if applicable) and any other antitrust authorities required under applicable law, all requisite documents and notifications in connection with the transactions contemplated by this Agreement. Seller, on the one hand, and Buyer, on the other hand, shall promptly inform the other of any material communication from the United States Federal Trade Commission, the Department of Justice, the Bureau of Competition Policy or any other domestic or foreign government or governmental or multinational authority regarding any of the transactions contemplated hereby. If either Seller or Buyer or any Affiliate of Seller or Buyer receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Buyer shall give status reports as reasonably requested by Seller with respect to any understandings, undertakings or agreements (oral or written) which Buyer proposes to make or enter into with the United States Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority in connection with the transactions contemplated hereby. Seller shall keep any information so received confidential.

 4.4. Further Assurances; Novation; Contract Audits. Seller and Buyer agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary or desirable to carry out the purposes and intents of this Agreement including by Seller's delivering to Buyer to the extent practicable the items listed below:

          (i) duly executed and acknowledged transfer tax and other required tax forms reasonably required by Buyer to transfer to Buyer the Owned Real Property and the CD Int Leases, all in the form required by applicable law;

          (ii) a Non-Foreign Affidavit duly executed and acknowledged stating that Seller is neither a "foreign person" within the meaning of Section 1445(f) of the Code nor a "foreign partner" within the meaning of Section 1446 of the Code in a form that is reasonably satisfactory to Buyer;

          (iii)
               duly executed 1099-S forms;

          (iv) duly executed and acknowledged title affidavits and/or certificates and satisfaction of other requirements as a title company shall reasonably deem necessary or desirable in form and substance satisfactory to the title company (in the exercise of its reasonable discretion) in connection with the issuance by the title company of title insurance policies in favor of Buyer on any of the Owned Real Property and CD Int Leases;
          (v) duly recorded UCC-3 or other appropriate termination statements evidencing the termination of all Liens on the Assets other than Permitted Exceptions; and

          (vi) certificates or other filings required by state environmental statutes and regulations governing transfers of real property.

     The parties shall cooperate to preserve the Government Bids and facilitate the award of the Contracts pursuant thereto consistent with applicable laws and regulations. The parties shall use their reasonable efforts to obtain any necessary novation agreements of all Government Contracts and Government Bids requiring novation and the parties shall cooperate reasonably with each other in connection with any litigation brought by a third party, audit, inquiry, investigation or similar proceeding with respect to the CD Int Business. Upon a party's reasonable request, at such party's expense and subject to confidentiality agreements reasonably acceptable to the other party, the other party shall make available appropriate personnel and provide pertinent records to assist in any such litigation, audit, inquiry, investigation or proceeding.

 4.5. Conduct of Business. From the date hereof until the Closing, except as set forth in the Disclosure Schedule or as permitted by this Agreement, or as otherwise consented to by Buyer in writing, such consent not to be unreasonably withheld or delayed, Seller shall cause the CD Int Business and the CD Int Subsidiaries to:

     (a) be carried out in the ordinary course of business in substantially the same manner in which it has been conducted since January 1, 1997, and to use commercially reasonable efforts to preserve intact its present business organization and to preserve its relationships with customers, suppliers, employees and others having business dealings with it;

     (b)  not amend the  charter documents or  By-Laws of the  CD
          Int Subsidiaries;

     (c) maintain books of account and records in their usual, regular and ordinary manner, consistent with past practice;

     (d) not dispose of any assets other than in the ordinary course of business or other than assets which in the aggregate are not material to the CD Int Business;

     (e) not issue any additional shares of capital stock of the CD Int Subsidiaries or enter into any commitments for the issuance of such shares or purchase, redeem or otherwise acquire for value any shares of such capital stock;

     (f) except as required under any employment agreements, any applicable collective bargaining agreement or in the ordinary course of business, consistent with past practice or custom, not grant any material general or uniform increase in the rates of pay of employees of the CD Int Business, nor grant any material general or uniform increase in the benefits under any bonus or pension plan to, for or with any such employees, nor materially increase the compensation payable or to become payable to officers, key salaried employees or agents, or materially increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for, or with any such offices, key salaried employees or agents;

     (g)  not make or  enter into any  agreement to make  capital
          expenditures  in   excess   of  One   Million   Dollars
          ($1,000,000) in any one case;

     (h)  repay in full prior to the Closing Date, together  with
          all  accrued   and   unpaid   interest   thereon,   the
          outstanding note payable due from Seller to CD Canada;

     (i) not, in connection with the settlement of the matter captioned Kenneth Kiefer et al. v. Ceridian Corporation et al., permit the CD Int Retirement Plan to pay any consideration in excess of $3,000,000;

     (j) not declare or pay and divided or make any distribution of cash or other property; or

     (k) not enter into or commit to enter into any material transaction with any other division, subsidiary or business unit of Seller or any of its Affiliates not in the ordinary and usual course of business consistent with past practice and custom.

     Notwithstanding the provisions of this Section 4.5, nothing in this Agreement shall be construed or interpreted to prevent Seller as part of its normal cash management procedures consistent with past practice, from (i) making, accepting or settling intercompany or intracompany advances, transfers or loans to, from or with one another or with Seller or any Affiliate; or (ii) engaging in any other transaction including, without limitation, short-term investments in bank deposits, money market instruments, time deposits, certificates of deposit and bankers' acceptances.


 4.6. Public Announcements. From the date hereof until the Closing Date, neither Seller nor Buyer will issue, or permit any agent or Affiliate to issue, any press releases or otherwise make or permit any agent or Affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the non-disclosing party, which consent shall not be unreasonably withheld or delayed; provided, however, that Seller or Buyer may at any time make any announcements which are required by applicable law or the rules of any national securities exchange so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other party of such requirement and discusses with the other party in good faith the exact proposed wording of any such announcement.

 4.7.  Guaranties.

     (a) Buyer shall be substituted in all respects for Seller or any of its Affiliates (including without limitation the CD Int Subsidiaries), effective as of the Closing, in respect of the following obligations of Seller and any such Affiliate (collectively, the "Guaranties") (i) all obligations under each of the guaranties, letters of credit, letters of comfort, bid bonds and performance bonds obtained by Seller or any of such Affiliates solely for the benefit of the CD Int Business, which guaranties, letters of credit, letters of comfort, bid bonds and performance bonds are set forth in Exhibit 4.7 and (ii) the portion that is solely for the benefit of the CD Int Business of each of the obligations of Seller and any such Affiliate under each of the guaranties, letters of credit, letters of comfort, bid bonds and performance bonds obtained by Seller or any of such Affiliates for the joint benefit of the CD Int Business and any other business units of Seller, provided that Seller will duly and punctually perform the portion of such obligations which are solely for the benefit of Seller's divisions other than the CD Int Business. If Buyer is unable to effect such a substitution with respect to any of the Guaranties after using its best efforts to do so, Buyer shall indemnify, defend and holder Seller harmless from and against any Damages (as hereafter defined) suffered or incurred by Seller with respect to the obligations covered by each of the
          Guaranties  for  which  Buyer  does  not  effect   such
          substitution. As a result of the substitution contemplated by the first sentence of this Section 4.7 and/or the indemnification contemplated by the second sentence hereof, Seller and its Affiliates shall, from and after the Closing, cease to have any obligation whatsoever arising from or in connection with the Guaranties.

     (b) On and after the Closing Date, Buyer will use its reasonable efforts to obtain the release of and return to Seller as soon as practicable any and all collateral (other than collateral included in the Assets) pledged pursuant to any Guaranties. To the extent not reflected on the Final Audited Closing Statement of Net Assets, any amounts refunded under any Guarantees relating to periods prior to the Closing Date and any cash collateral deposited prior to the Closing Date that is released shall be refunded to Seller.

 4.8.  Privilege and Litigation Matters.

     (a) Buyer and Seller each acknowledge that: (i) Seller (including its Affiliates) has or may obtain information (whether in documents or stored in any other form or known to employees or agents) that is or may be protected from disclosure pursuant to the attorney-client privilege, the work product doctrine or other applicable privileges that Buyer may come into possession of or obtain access to in anticipation of or as a result of the transfer of the CD Int Business pursuant to this Agreement ("Privileged Information");
          (ii) there are a number of actual, threatened or future litigations, investigations, claims or other legal matters that have been or may be asserted against, or otherwise adversely affect, Seller and/or Buyer ("Litigation Matters"), including matters that may be asserted against Seller arising out of its ownership of the CD Int Business prior to Closing and against Buyer arising out of its acquisition of the CD Int Business pursuant to this Agreement; (iii) both Buyer and Seller have a common legal interest in Litigation Matters relating to the CD Int Business, in the Privileged
          Information, and in the preservation of the confidential status of the Privileged Information; and
          (iv) both Buyer and Seller intend that the Closing pursuant to this Agreement and any transfer of Privileged Information in anticipation of or as a result of transfer of the CD Int Business shall not operate as a waiver of any potentially applicable privilege.

     (b) Buyer and Seller (and their Affiliates) agree not to disclose any Privileged Information, and otherwise not to waive any privilege that may cause disclosure of Privileged Information, without providing prompt written notice to and obtaining the prior written consent of the other, which consent shall not be unreasonably withheld and will not be withheld if the other party certifies that such disclosure is to be made in response to a likely threat of suspension or debarment. In the event of a disagreement between Buyer and Seller concerning the reasonableness of withholding such consent, no disclosure shall be made prior to a resolution of such disagreement by arbitration (to which the parties hereby consent)
          pursuant to the rules of the American Arbitration Association by a three-person panel with respect to which the Buyer and Seller shall each appoint one arbitrator and the third arbitrator, unless mutually agreed upon, shall be appointed by the American Arbitration Association (the panel shall have no authority to make any monetary award in favor of or against any party).

     (c) Upon Buyer or Seller (or their Affiliates) receiving any subpoena or other compulsory disclosure notice from a court, other governmental agency or otherwise which requests disclosure of Privileged Information, the recipient of the notice shall promptly provide to the other a copy of such notice, the intended response, and all materials or information that might be disclosed.

          In the event of a disagreement as to the intended response or disclosure, unless and until the disagreement is resolved pursuant to arbitration as provided in subparagraph (b), Buyer and Seller shall cooperate to assert all defenses to disclosure claimed by either party, and shall not disclose any disputed documents or information until all legal defenses and claims of privilege have been finally determined.

     (d) With respect to Litigation Matters in which Seller (or its Affiliates) is or may be named as a defendant or is otherwise interested, Buyer (and its Affiliates) agrees to provide Seller access to all documents and witnesses that are transferred to its possession, custody or control pursuant to this Agreement, to respond to Seller's requests for information to the same extent as if Seller continued to own the CD Int Business and otherwise to cooperate fully with Seller.

     (e) The provisions of this Section 4.8 shall not be deemed to restrict any disclosure of information by either party reasonably related to the enforcement of such party's rights and remedies under this Agreement.

 4.9.  Competitive Activities.

     (a) Seller agrees that for a period of five (5) years after the Closing Date it and its Affiliates will not, directly or indirectly, engage in any activity that is competitive with the CD Int Business as conducted as of the Closing Date nor will Seller or any of its Affiliates participate in the management or operation of, or become an investor in (other than with respect to ownership of less than five (5) percent of any
          entity  required  to  file  reports  pursuant  to   the
          Securities Exchange Act of 1934, as amended), any venture or enterprise of whatever kind, the business of which is competitive with the CD Int Business as conducted as of the Closing Date.

     (b) Notwithstanding the foregoing, Seller or any of its Affiliates may acquire (and thereafter own) a company or business that engages in activities that would otherwise be prohibited by Section 4.9(a) if (i) at the time of such acquisition the aggregate sales attributable to such activities as reflected in the most recently completed fiscal year of the business to be acquired for which financial statements are then available are less than the greater of $20,000,000 or 25% of the total sales of such company or business for such fiscal year, or (ii) if such sales were in excess of both of such thresholds, Seller shall dispose of some or all of the portion of such acquired business that engages in such prohibited activities, thereby causing the sales of the acquired business attributable to such activities, on an annualized basis, to fall below the larger of such thresholds within eighteen months after the date of such acquisition.

     (c) For a period of two (2) years after the Closing Date, without the express written consent of Buyer, Seller shall not solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the CD Int Business), the employment of or hire any senior management level employees or technical or engineering employees of the CD Int Business.

     (d) If any provision contained in this Section 4.9 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

 4.10.  Supplements and Updates to Disclosure Schedule.

     (a) Not later than November 12, 1997, Seller shall deliver to Buyer a supplement to the Disclosure Schedule attached to this Agreement (the "Supplement") setting forth any disclosures required to be made in order to make the representations and warranties of Seller set forth in Sections 2.2 (regarding Joint Venture Interests), 2.4 (regarding the CD U.K. Subsidiaries and CD Plus), 2.5(e), 2.6(b), 2.6(d), 2.11(b)(x),
          2.15(b)(iii), (viii) and (x), 2.15(d)(vii) through (ix) and (f) through (h), 2.16 and 2.17 true and correct as of the date of this Agreement. If Buyer fails to deliver written notice to Seller of its objection to the disclosures contained in the Supplement on or prior to the fifth business day after the date of Seller's delivery thereof to Buyer, Buyer shall be deemed to have accepted the Supplement and the disclosures contained in the Supplement shall be deemed for all purposes to have been included in the Disclosure Schedule attached to this Agreement. If Buyer delivers written notice of its objection to Seller prior to the expiration of the foregoing period, the parties will negotiate in good faith for a period of ten business days to resolve Buyer's objection. If the parties are unable to resolve Buyer's objections prior to the expiration of the foregoing negotiation period, then, for purposes of determining the accuracy as of the Closing Date of the representations and warranties of the Seller contained in Article 2 hereof in order to determine the fulfillment of the conditions set forth in Section 5.1 and to determine whether a material breach has occurred pursuant to Section 7.1(b) or (c), the Disclosure Schedule will be deemed to exclude any material information contained in the Supplement as to which there remains an unresolved objection by Buyer, provided that if the Closing takes place, the Disclosure Schedule, including any material information as to which there remains an unresolved objection by Buyer, will be deemed the Disclosure Schedule for all purposes, including with respect to Section 8.2 hereof. In addition, if such unresolved objection would permit Buyer to terminate this Agreement pursuant to Sections 7.1(b) or (c), and if Buyer does not so terminate this Agreement by delivery of written notice to Seller within two (2) business days after the expiration of the foregoing negotiation period, Buyer shall be deemed to have waived its right to terminate this Agreement on account of such unresolved objection (including any claim that the closing condition set forth in Section
          5.1 has not been satisfied).

     (b) Not later than three business days prior to Closing, Seller may update the Disclosure Schedule with respect to any event or development occurring after the date of this Agreement which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of Seller which has been rendered inaccurate by reason of such event or development. For purposes of determining the accuracy as of the Closing Date of the representations and warranties of the Seller contained in Article 2 hereof in order to determine the fulfillment of the conditions set forth in Section 5.1 and to determine whether a material breach has occurred pursuant to Section 7.1(c), the Disclosure Schedule will be deemed to exclude any material information contained in any updates to the Disclosure Schedule hereto delivered after the date of this Agreement, provided that if the Closing takes place, the Disclosure Schedule, as so updated, will be deemed the Disclosure Schedule for all purposes, including with respect to Section 8.2 hereof. In addition, if such material information contained in any such update would permit Buyer to terminate this Agreement pursuant to Sections 7.1(b) or (c), and if Buyer does not so terminate this Agreement by delivery written notice to Seller within ten (10) days after its receipt of such information, Buyer shall be deemed to have waived its right to terminate this Agreement on account of the matter or matters therein contained (including any claim that the closing condition set forth in Section 5.1 has not been satisfied).

 4.11.  Tax Matters.

     (a)

          (i) Within 60 days after the Closing Date, Buyer shall provide to Seller copies of IRS Form 8594 and any required exhibits thereto (the "Asset Acquisition Statement") with Buyer's proposed allocation of the Purchase Price. Within 30 days after the receipt of such Asset Acquisition Statement, Seller shall propose to Buyer any changes to such Asset Acquisition Statement (and in the event no such changes are proposed in writing to Buyer within such time period, the Seller shall be deemed to have agreed to, and accepted, the Asset Acquisition Statement). Buyer and Seller shall endeavor in good faith to resolve any differences with respect to the Asset Acquisition Statement within 15 days after Buyer's receipt of written notice of objection from Seller.

          (ii) Subject to the provision of the following sentence of this Section 4.11(a)(ii), the Purchase Price shall be allocated in accordance with the Asset Acquisition Statement provided by Buyer to Seller pursuant to Section 4.11(a)(i), and subject to the requirements of applicable Tax law or election, all Tax Returns and reports filed by Buyer and Seller shall be prepared consistently with such allocation. If Seller withholds its consent to the allocation reflected in the Asset Acquisition Statement, and Buyer and Seller have acted in good faith to resolve any differences with respect to items on the Asset Acquisition Statement and thereafter are unable to resolve any differences that, in the aggregate, are material in relation to the Purchase Price, then any remaining disputed matters shall be finally and conclusively determined by an independent accounting firm of recognized national standing (the "Allocation Arbiter") selected by Buyer and Seller, which firm shall not be the regular accounting firm of Buyer or Seller. Promptly, but not later than 15 days after its acceptance of appointment hereunder, the Allocation Arbiter shall determine (based solely on presentations by Seller and Buyer and not by independent review) only those matters in dispute and shall render a written report as to the disputed matters and the resulting allocation of

               Purchase Price which report shall be conclusive and binding upon the parties. Buyer and Seller shall, subject to the requirements of any applicable Tax law or election, file all Tax Returns and reports consistent with the allocation provided in the Asset Acquisition Statement or, if applicable, the determination of the Allocation Arbiter.

     (b) Seller and Buyer agree that Buyer has purchased substantially all of the property used in CD Int Business, and in connection therewith, Buyer shall, in accordance with the terms of the Personnel Agreement, employ individuals who immediately before the Closing Date were employed by CD Entities. Accordingly, pursuant to Rev. Proc. 96-60, 1996-2 C.B. 399, provided that Seller provides Buyer with all the necessary payroll records for the calendar year which includes the Closing Date, Buyer shall furnish a Form W-2 to each employee employed by Buyer who had been employed by Seller immediately prior to the Closing, disclosing all wages and other compensation paid for such calendar year, and Taxes withheld therefrom, and Seller shall be relieved of the responsibility to do so.

     (c) Seller and Buyer agree that, with respect to the sale of the stock of CD Canada, Notice by a Non-Resident of Canada Concerning the Disposition or Proposed Disposition of Taxable Canadian Property (Form T2062) (the "Form T2062") will be filed by Seller, as required by Section 116 of the Canadian Income Tax Act, within ten (10) days after the date of this Agreement. For purposes of filing the Form T2062, the estimated amount of the Purchase Price allocable to the sale of the outstanding shares of capital stock of CD Canada (the "Form T2062 Estimated Value") shall be U.S. $388,650,000. In the event that Revenue Canada refuses or otherwise fails to issue a certificate of compliance to the effect that the transactions contemplated by this Agreement are not subject to withholding by Revenue Canada (the "Canadian Tax Certificate") with a certificate limit equal to the Form T2062 Estimated Value, Buyer and Seller shall use commercially reasonable efforts, including any necessary adjustments to the Form T2062 Estimated Value, to obtain a Canadian Tax Certificate as soon as practicable. Seller and Buyer agree that the Form T2062 Estimated Value is a good faith estimate and subject to post-Closing adjustment as agreed by Buyer and Seller in accordance with Section 4.11(a) of this Agreement.

     (d) Between the date hereof and the Closing Date, to the extent Seller has knowledge of the commencement or scheduling of any Tax audit, the assessment of any Tax, the issuance of any notice of Tax due or any bill for collection of any Tax due, or the commencement or scheduling of any other administrative or judicial proceeding with respect to the determination, assessment or collection of any Tax of a CD Entity with respect to the CD Int Business, Seller shall provide reasonably prompt notice to Buyer of such matter, setting forth information (to the extent known) describing any asserted Tax liability in reasonable detail and including copies of any notice or other documentation received from the applicable Tax authority with respect to such matter.

     (e) Seller shall not and shall cause the CD Int Subsidiaries not to (i) make, revoke or amend any Tax election, (ii) execute any waiver of restrictions on assessment or collection of any Tax or (iii) enter into or amend any agreement or settlement with any Tax authority, in each case (i) through (iii) without the consent of Buyer which consent shall not be unreasonably withheld.

     (f) All Tax-sharing agreements or similar arrangements with respect to or involving the CD Int Subsidiaries shall be terminated with respect to the CD Int Subsidiaries prior to the Closing Date, and, after the Closing Date, neither the Seller and its Affiliates, on the one hand, nor the CD Int Subsidiaries, on the other, shall be bound thereby or have any liability thereunder to the other party for amounts due in respect of periods prior to the Closing Date.

     (g) On or prior to the Closing Date, Seller shall provide Buyer with any clearance certificates or similar documents which may be required by any state taxing (or similar) authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price.

     (h) Seller and Buyer shall share equally in any sales, use, transfer and documentary Taxes and recording and filing fees applicable to the transfer of the Assets to Buyer at Closing.

     (i) Buyer and Seller shall make an election under Section 338(h)(10) of the Code (and any comparable election under state tax law) with respect to the acquisition of the CD U.S. Subsidiaries by Buyer. Buyer and Seller shall cooperate fully with each other in the making of such election. In particular, and not by way of limitation, in order to effect such election, on or prior to the Closing Date, Buyer and Seller shall jointly execute necessary copies of Internal Revenue Service Form 8023-A and all attachments required to be filed therewith pursuant to applicable Treasury regulations. Buyer and Seller shall allocate the Purchase Price in the manner required by Section 338 of the Code and the Treasury Regulations promulgated thereunder. Such allocation shall be used for purposes of determining the modified aggregate deemed sales price under the applicable Treasury Regulations and in reporting the deemed sale of assets of the CD U.S. Subsidiaries in connection with the 338(h)(10) Elections.

     (j) Buyer shall initially prepare a completed set of IRS Forms 8023-A (and any comparable forms required to be filed under state Tax law) and any additional data or materials required to be attached to Form 8023-A pursuant to the Treasury Regulations promulgated under
          Section 338 of the Code. Buyer shall deliver such forms to Seller for review no later than 45 days prior to the date the Section 338 Forms are required to be filed. In the event Seller objects to the manner in which such forms have been prepared, Seller shall notify Buyer within 30 days of receipt of such forms of such objection, and the parties shall endeavor within the next 15 days in good faith to resolve such dispute. If the parties are unable to resolve such dispute within said 15 day period, Buyer and Seller shall submit such dispute to an independent accounting firm of recognized national standing (the "338 Allocation Arbiter") selected by Buyer and Seller, which firm shall not be the regular accounting firm of Buyer or Seller. Promptly, but not later than 15 days after its acceptance of appointment hereunder, the 338 Allocation Arbiter will determine (based solely on presentations of Buyer and Seller and not by independent review) only those matters in dispute and will render a written report as to the disputed matters and the resulting preparation of the Section 338 forms shall be conclusive and binding upon the parties.


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


 4.12.  Other Covenants.

     (a) At the Closing, Buyer and Seller shall enter into the Transition Services Agreement substantially in the form of Exhibit 4.12(a) hereto (the "Transition Services
          Agreement").

     (b) At the Closing, Buyer and Seller shall enter into the Personnel Agreement in the form of Exhibit 4.12(b) hereto (the "Personnel Agreement").

     (c) At the Closing, Buyer and Seller shall enter into the Tax Matters Agreement in the form of Exhibit 4.12(c) hereto (the "Tax Matters Agreement").

 4.13. Transfer of Excluded Assets. On or prior to the Closing Date, Seller shall cause to be transferred from the applicable CD Int Subsidiaries all of the assets described in Sections 1.1(b)(v), 1.1(b)(vii) and 1.1(b)(x) and shall assume and shall pay, perform and discharge when due all liabilities and obligations (whether known or unknown, absolute or contingent, liquidated or unliquidated, or due or to become due) arising out of the businesses conducted by Seller or any of its Affiliates relating to such transferred assets. Seller shall cause such asset transfer and liability assumption to be documented and carried out in a manner reasonably acceptable to Buyer and shall indemnify, defend and hold Buyer harmless from and against any Damages (including, without limitation, any Tax liability or obligation) suffered or incurred by any Buyer Indemnified Party (as hereinafter defined) arising out of such asset transfer or liability assumption or arising prior to, on or after the Closing Date in connection with the businesses to which such transferred assets relate.

 4.14. Insurance Coverage. To the extent any Assumed Liability or any casualty affecting any of the Assets is subject to coverage under any policy of insurance maintained by Seller or any of its Affiliates with respect to periods on or prior to the Closing Date, then Seller shall cooperate with Buyer and shall take such actions as may reasonably be requested by Buyer in order to provide Buyer with the benefits of such insurance coverage. Seller shall not terminate, renounce or intentionally prejudice any of its rights under any such policy of insurance in response to a notice of claim that would be covered by the provisions of this Section; nothing, however, contained in this Section shall prevent Seller from otherwise conducting its insurance program in the manner it deems appropriate, including the termination of individual policies or coverages. Seller's obligations under this
     Section 4.14 shall be undertaken at Buyer's expense except to the extent, if any, Buyer is entitled to indemnification pursuant to Article 8 with respect to the matter as to which such insurance coverage is sought. For purposes of this Section, "Seller's expense" shall be deemed to include all economic costs to Seller, including but not limited to deductible payments, self-insured retentions, premium increases, adverse experience ratings, and the reasonable cost of administrative effort included in supporting Buyer's requested submission of a claim.

 4.15. Exclusivity. With respect to the CD Int Business, Seller shall not solicit, initiate or encourage the submission of any proposal or offer from any person, or negotiate any unsolicited offer or proposal, relating to any (a) liquidation, dissolution or recapitalization, (b) merger or consolidation, (c) acquisition or purchase of securities or assets or (d) similar transaction or business combination involving the CD Int Business. Seller shall notify Buyer promptly if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

 4.16. Resolution of Claims. Prior to the Closing Date, Seller shall resolve all claims arising in connection with the pending Department of Justice investigation described in the Disclosure Schedule. Seller shall be responsible for any fine, payment or other consideration required to be paid or made to effect the resolution of such investigation and such resolution shall include an appropriate release covering
     Buyer and each of the CD Int Subsidiaries from all liabilities and obligations relating to the subject matter of such investigation.

 4.17. Shared Intellectual Property Rights. In the event the CD Int Business is using any material intellectual property rights of third parties, as of the Closing Date, pursuant to licenses or similar agreements not included in the Contracts because they do not relate primarily to the CD Int Business, then Seller, upon Buyer's request, shall use its reasonable effects to obtain the consent of the owner of such intellectual property rights to the continued use of such rights by Buyer and the CD Int Business after the Closing Date. The rights and obligations of the parties with respect to consents of the type described herein shall be determined in accordance with the provisions of Section 1.8.

                             ARTICLE

                               5.

            Conditions to Buyer's Obligation to Close

          Buyer's  obligation  to  consummate  the   transactions
     contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date, or waiver by Buyer, of all of the following conditions:

 5.1. Representations, Warranties and Covenants of Seller. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time) (provided that no breaches of representations and warranties shall be deemed to excuse Buyer's obligation to consummate the transactions contemplated hereby unless, individually or in the aggregate, such breaches would have a material adverse effect on the CD Int Business taken as whole), and the covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

 5.2. Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers identified in Exhibit 5.2 hereto as being a condition to the Closing for Buyer shall have been filed, made or obtained, and all waiting periods applicable under the HSR Act, the Competition Act and the Investment Canada Act and any similar applicable laws of other jurisdictions shall have expired or been terminated; provided, however, that Buyer shall not be entitled to claim the benefit of any such condition if the failure of such condition to be satisfied is a result of a breach by Buyer of any provision of this Agreement.

 5.3. No Injunction. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated by this

     Agreement or which would materially restrict or impair the ability of Buyer to own and operate the CD Int Business substantially in the manner currently owned and operated by Seller.

 5.4. Opinion of Counsel. Buyer shall have received a favorable opinion, dated as of the Closing Date, from the General
     Counsel to Seller,  in the form  attached hereto as  Exhibit
     5.4.

                             ARTICLE

                               6.

           Conditions to Seller's Obligation to Close

          Seller's  obligation  to  consummate  the  transactions
     contemplated  by   this   Agreement  is   subject   to   the
     satisfaction on or prior to the Closing Date, or waiver by Seller, of all of the following conditions:

 6.1. Representations, Warranties and Covenants of Buyer. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time) and the covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

 6.2. Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers identified in Exhibit 6.2 hereto as being a condition to the Closing for Seller shall have been filed, made or obtained, and all applicable waiting periods under the HSR Act, the Competition Act and the Investment Canada Act and any similar applicable laws of other jurisdictions shall have expired or been terminated; provided, however, that Seller shall not be entitled to claim the benefit of any such condition if the failure of such condition to be satisfied is a result of a breach by Seller of any provision of this Agreement.

 6.3. No Injunction. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement.

 6.4.  Opinion  of  Counsel.    Seller  shall  have  received   a
     favorable opinion, dated as of the Closing Date, from the General Counsel to Buyer, in the form of Exhibit 6.4 hereto:

 6.5.  Receipt of Canadian  Tax Certificate.   Seller shall  have
     received the Canadian Tax Certificate on or before the Closing Date.


                             ARTICLE

                               7.

                           Termination

 7.1.  Termination.  Subject  to the  terms of  Section 7.2  this
     Agreement and the  transactions contemplated  hereby may  be terminated at any time prior to the Closing by:

     (a)  the mutual written consent of Seller and Buyer;

     (b) by either Buyer, on the one hand, or Seller, on the other hand, if the Closing shall not have taken place on or before December 31, 1997, provided that such nonoccurrence of the Closing is not attributable to a breach of the terms hereof by the party seeking termination; or

     (c) by either Buyer, on the one hand, or Seller, on the other hand, if there has been a material default, misrepresentation or breach on the part of the other party in its representations and warranties set forth in Article 2 or Article 3, as the case may be (the effect of which breaches would individually or in the aggregate have a material adverse effect on the CD Int Business taken as a whole in the case of a breach by Seller or a material adverse effect on the Buyer in the case of a breach by Buyer), or the due and timely performance of any of its respective covenants and agreements in Article 4 and such material default, misrepresentation or breach cannot be cured by the Closing Date and has not been waived.

 7.2. Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, the obligations of the parties hereunder shall terminate and the parties hereto shall have no obligation or liability to each other, except that the
     obligations  set  forth  in  Section  2.17  (Brokers),   4.1
     (Confidentiality), 7.2 (Effect of Termination) and 9.5 (Expenses) shall survive, provided that, if this Agreement is terminated by Buyer or Seller (in either case, the "Terminating Party"), due to the nonsatisfaction of one or more conditions to the Terminating Party's obligations hereunder as a result of the other party's breach of or failure to comply with any provision of this Agreement, the Terminating Party's right to pursue all legal remedies for breach of contract and damages shall also survive such termination unimpaired.


                             ARTICLE

                               8.

                    Survival: Indemnification

 8.1.  Survival of  Representations,  Warranties,  Covenants  and
     Agreements.

     (a) Except as otherwise provided in Section 8.1(b), the representations and warranties and the covenants and agreements contained in this Agreement, or in any certificate or other instrument delivered by or on behalf of Buyer or Seller at the Closing, shall survive the Closing until March 31, 1999, and there shall be no liability or obligation whatsoever in respect thereof on the part of Seller, Buyer or any of their Affiliates unless written notice of a claim or of facts that would constitute a claim in respect thereof shall have been delivered to the other party prior to such date whether such liability has accrued prior to or will accrue after the Closing Date.

     (b) Notwithstanding the provisions of Section 8.1(a), the representations and warranties (i) of Seller set forth in Sections 2.10, 2.13, 2.15(c), (d), (e), (f), (g) and
          (h) and 2.16 (or in any certificate delivered by Seller with respect thereto) shall survive the Closing and shall continue in effect until the third anniversary of the Closing Date, (ii) of Seller set forth in Sections
          2.11 and 2.12 (or in any certificate delivered by Seller with respect thereto) shall survive the Closing and shall continue in effect until the expiration of all applicable statutes of limitation, (iii) of Seller set forth in Sections 2.2, 2.3, 2.6(a) (solely as to the ownership of the Owned Real Property), 2.14 (solely as to the ownership of the Assets and the assets of the CD Int Subsidiaries) and 2.18 (or in any certificate delivered by Seller with respect thereto) shall survive the Closing and shall continue in effect indefinitely, and (iv) of Buyer set forth in Sections 3.1, 3.3, and 3.6, shall survive the Closing and shall continue in effect indefinitely. The covenants and agreements of the parties made pursuant to this Agreement which are by their terms intended or permitted to be performed or satisfied after the Closing Date shall survive until all obligations set forth therein shall have been performed and satisfied.

     (c)  The representations and warranties referred to in  this
          Section 8.1 are, to the extent and so long as they survive the Closing as provided in this Section 8.1, referred to as the "Surviving Representations." The covenants and agreements referred to in this Section
          8.1 are, to the extent and so long as they survive the Closing as provided in this Section 8.1, referred to as the "Surviving Covenants."

 8.2.  Seller's Indemnification Obligations.

     (a) Subject to the provisions of this Article 8, if the Closing is consummated, Seller shall indemnify, defend and hold harmless to the fullest extent permitted by law Buyer and Buyer's Affiliates (including the CD Int Subsidiaries), and their respective directors, officers, employees and agents (collectively, the "Buyer Indemnified Parties"), from and against any and all Damages incurred by the Buyer Indemnified Parties as a result of (i) any breach by Seller of any of the Surviving Representations made by Seller, (ii) any breach of Seller of any of the Surviving Covenants made by Seller; (iii) any breach by Seller of its obligations under the Transition Services Agreement, Personnel Agreement or Tax Matters Agreement, or (iv) any liability or obligation relating to any of the Excluded Assets, and any Damages arising out of or related to any Excluded Asset or any Action that may relate to or arise from an Excluded Asset. In determining whether Seller is deemed to have breached any of the Surviving Representations for purposes of this Section 8.2, the parties agree that the Surviving Representations shall not be deemed to be qualified or modified by any disclosure set forth in (i) the Disclosure Schedule which relates to any Employment-Related Claim (as defined in the Personnel Agreement) by or on behalf of any Former Business Employee (as defined in the Personnel Agreement) or (ii) Section
          2.16 of the Disclosure Schedule. The obligations of Seller under this Article 8 shall accordingly be determined without reference to any such disclosure.

     (b) For purposes of this Agreement, "Damages" means any and all debts, losses, claims, damages, costs, demands, fines, judgments, penalties, obligations, Taxes, payments, environmental remedial and investigatory costs and liabilities of every type and nature (including, without limitation, those arising out of any Action) including any reasonable costs and expenses (including, without limitation, reasonable attorneys', accountants' and experts' fees and out-of-pocket expenses) incurred in connection with any of the foregoing, net of any Tax benefits or insurance proceeds actually realized or received with respect thereto by the party entitled to indemnification or the actual recovery of such amounts (or portions thereof) as reimburseable costs under any cost-type, flexible-priced or incentive-priced Contract.

 8.3. Buyer's Indemnification Obligations. Subject to the provisions of this Article 8, if the Closing is consummated, Buyer shall indemnify, defend and hold harmless to the fullest extent permitted by law Seller and Seller's Affiliates, and each of their respective directors, officers, employees and agents (collectively, the "Seller Indemnified Parties"), from and against any and all Damages incurred by the Seller Indemnified Parties as a result of:
     (a) any breach by Buyer of any of the Surviving Representations or Surviving Covenants made by Buyer, (b) any breach by Buyer of its obligations under the Transition Services Agreement, Personnel Agreement or Tax Matters
     Agreement, (c) the Assumed Liabilities and any Damages arising out of or related to any of the Assumed Liabilities or in connection with any Action that may relate to or arise from the Assumed Liabilities, or (d) the operation of the CD Int Business after the Closing Date. Notwithstanding the foregoing, it is understood that Buyer shall not be obligated to indemnify Seller Indemnified Parties pursuant to Section 8.3(d) to the extent that Seller is obligated to indemnify the Buyer Indemnified Parties pursuant to Section 8.2(a)

 8.4. Procedures for Indemnification Claims. Except as otherwise provided in the Tax Matters Agreement, the respective indemnification obligations of Seller and Buyer pursuant to Sections 8.2 and 8.3 shall be conditioned upon compliance by the Buyer Indemnified Parties (in respect of the obligations of Seller) or the Seller Indemnified Parties (in respect of the obligations of Buyer) with the following procedures for indemnification claims arising out of this Agreement:

     (a) If at any time a claim shall be made or threatened, or an action or proceeding shall be commenced or threatened, against a person (the "Aggrieved Party") which could result in liability of Buyer or Seller pursuant to its indemnification obligations hereunder (as such, the "Indemnifying Party"), the Aggrieved Party shall give to the Indemnifying Party prompt notice of such claim, action or proceeding; provided, however, that a failure to provide prompt notice by the Aggrieved Party shall not be deemed a failure to comply with these procedures unless the Indemnifying Party is damaged thereby and provided, further, that the Indemnifying Party shall have no obligation in respect of any claim unless such notice shall have been delivered to the Indemnifying Party prior to the expiration of the Surviving Representations and Surviving Covenants upon which such claim is based. Such notice shall state the basis for the claim, action or proceeding and the amount thereof (to the extent such amount is determinable at the time when such notice is given) and shall permit the Indemnifying Party to assume the defense of such claim, action or proceeding (including any action or proceeding resulting from any such claim). Failure by the Indemnifying Party to notify the Aggrieved Party of its election to defend any such claim, action or proceeding within a reasonable time, but in no event more than 30 days after notice thereof shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its right to defend such claim, action or proceeding; provided, however, that the Indemnifying Party shall not be deemed to have waived its right to contest and defend against any claim of the Aggrieved Party for indemnification hereunder based upon or arising out of such claim, action or proceeding.

     (b) If the Indemnifying Party assumes the defense of any such claim, action or proceeding, the obligation of the Indemnifying Party as to such claim, action or proceeding shall be limited to taking all steps necessary in the defense or settlement thereof and, provided the Indemnifying Party is held to be liable for indemnification hereunder, to holding the Aggrieved Party harmless from and against any and all Damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment or award rendered in connection with such claim, action or proceeding. The Aggrieved Party may participate, at its expense, in the defense of such claim, action or proceeding, provided that the Indemnifying Party shall direct and control the defense of such claim, action or proceeding. Without limiting any other obligation under this Agreement, the Aggrieved Party agrees to cooperate and make available to the Indemnifying Party all books and records and such officers, employees and agents as are reasonably necessary and useful in connection with the defense. The Indemnifying Party shall not, in the defense of such claim, action or proceeding, consent to the entry of any judgment or award, or enter into any settlement, except in either event with the prior consent of the Aggrieved Party (such consent not to be unreasonably withheld) , unless such judgment, award or settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff to the Aggrieved Party of a release from all liability in respect of such claim, action or proceeding and such settlement entails no material adverse effects upon the Aggrieved Party, either directly or indirectly.

     (c) If the Indemnifying Party does not assume the defense of any such claim, action or proceeding, the Aggrieved Party may defend against, or settle, such claim, action or proceeding in such manner as it may deem appropriate. Without limiting any other obligation under this Agreement, the Indemnifying Party agrees to cooperate and make available to the Aggrieved Party all books and records and such officers, employees and agents as are reasonably necessary and useful in connection with the defense or settlement of such claim, action or proceeding.

     (d) If an Aggrieved Party shall cooperate in the defense or make available books, records, officers, employees or agents, as required by the terms of Section 8.4(b) or
          (c), the Indemnifying Party shall pay the out-of-pocket costs and expenses (including legal fees and disbursements) of the Aggrieved Party and of its officers, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the Aggrieved Party for such party's time or the salaries or costs of fringe benefits or other similar expenses paid by the Aggrieved Party to its officers and employees in connection therewith.

     (e)  Notwithstanding  the  foregoing   provisions  of   this
          Section 8.4, Buyer shall be entitled to control all investigatory and remedial actions relating to any environmental contamination or condition (including, without limitation, underground and above ground storage tank removal and closure, PCB removal, asbestos removal and similar matters) affecting the Owned Real Property or any real property leased in connection with the CD Int Business. Buyer agrees that all such investigatory and remedial actions shall be conducted in a cost-effective and commercially reasonable manner consistent with reasonable environmental standards or as otherwise required by applicable law or order of an environmental agency (after reasonable attempts to appeal or limit such order). Buyer shall consult with and advise Seller in advance of all material environmental investigatory and remedial actions proposed to be taken by Buyer for which Seller may be obligated to indemnify Buyer pursuant to this Agreement and shall permit Seller to review in advance all material filings made by Buyer with government environmental agencies.

 8.5.  No Consequential Damages for Seller Indemnified Parties or
     Buyer Indemnified Parties; Indemnification Limits; Exclusive
     Remedy.

     (a) None of the Seller Indemnified Parties or Buyer Indemnified Parties shall be entitled to any recovery under this Agreement for its own special or consequential damages. Nothing in this Section 8.5(a) shall prevent any of the Seller Indemnified Parties or Buyer Indemnified Parties from being indemnified for all components of awards against them in Actions by unrelated third parties, including, without limitation, special and consequential damage components.

     (b) Notwithstanding any provision to the contrary contained in this Agreement, Seller shall not be liable to any of the Buyer Indemnified Parties pursuant to Section 8.2(a)(i) in respect of any claim for indemnification for breach of representation or warranty until the aggregate Damages for which the Buyer Indemnified Parties otherwise would be entitled to indemnification under Section 8.2(a)(i) exceeds Twenty Million Dollars ($20,000,000) (the "Basket Amount") and, if such amount is exceeded, Seller shall be obligated to pay only the amount by which such aggregate Damages exceed the Basket Amount; provided that in no event shall Seller be obligated to pay under this Article 8, or otherwise in connection with this Agreement or the transactions contemplated hereby, in the aggregate, an amount greater than ten percent (10%) of the Cash Portion of the Purchase Price.

     (c) Buyer and Seller acknowledge and agree that, after the Closing Date, the sole and exclusive legal remedy of each party with respect to any and all claims relating to or arising out of misrepresentation or breach of any representation, warranty, covenant or agreement made by the other party in this Agreement shall be pursuant to the indemnification provisions set forth in this
          Article 8. Nothing set forth in this Article 8 shall be deemed to prohibit or limit either party's right at any time to seek injunctive or equitable relief for the failure of the other party to perform any covenant or agreement contained herein.

                             ARTICLE

                               9.

                          Miscellaneous

 9.1. Corporate Name. Buyer acknowledges that, from and after the Closing Date, Seller and their Affiliates have the absolute and exclusive proprietary right to all names, marks, trade names and trademarks (collectively "Names") incorporating "Ceridian" by itself or in combination with any other Name, and that none of the rights thereto or goodwill represented thereby or pertaining thereto are being transferred hereby or in connection herewith. Buyer agrees that from and after the Closing Date it will not, nor will


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

     it permit any of its Affiliates to, use any name, phrase or logo incorporating "Ceridian" in or on any of its literature, sales materials or products or otherwise in connection with the sale of any products or services; provided, however, that Buyer will not be obligated to remove any such name, phrase or logo from any tools, dies or other machinery included in the Assets and may continue to use any printed literature, sales materials, purchase orders and sales, maintenance or license agreements, and sell any products, that are included in the inventories of the CD Int Business on the Closing Date and that bear a name, phrase or logo incorporating "Ceridian" until the supplies thereof existing on the Closing Date have been exhausted, but in any event for not longer than ninety (90) days from the Closing Date. With respect to the printed purchase orders and sales, maintenance or license agreements referred to in the preceding sentence, from and after the Closing Date Buyer shall sticker or otherwise mark such documents as necessary in order to indicate clearly that neither Seller nor any of its Affiliates is a party to such documents. From and after the expiration of such ninety (90) day period, Buyer shall cease to use any such literature and sales materials; delete or cover (as by stickering) any such name, phrase or logo from any item included in the inventories of the CD Int Business that bears such name, phrase or logo; and take such other actions as may be necessary or advisable to clearly and prominently indicate that neither Buyer nor any of its Affiliates is affiliated with Seller or any of its Affiliates. Within 30 days after the Closing Date, Buyer shall delete all references to the Names with respect to the CD Int Business on signs on or near buildings or offices in which the CD Int Business is conducted.

 9.2. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 9.2, provided receipt of copies of such counterparts is confirmed.

 9.3.  Governing Law.   This Agreement shall  be governed by  and
     construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

 9.4. Entire Agreement. This Agreement (including agreements incorporated herein) and the Exhibits and Disclosure Schedule hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. Except for Sections 8.2 and 8.3, this Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns permitted by Section 9.7) any rights or remedies hereunder.

 9.5. Expenses. Except as set forth in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

 9.6. Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile or other electronic transmission service to the appropriate address or number as set forth below:

     (a)  if to Seller, to

          Ceridian Corporation
          8100 34th Avenue South
          Minneapolis, Minnesota 55425
          Attention:     Chief Executive Officer
          Fax No:   (612) 853-7272


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

          with a copy to:

          Ceridian Corporation
          8100 34th Avenue South
          Minneapolis,   Minnesota
          55425
          Attention:     General
          Counsel
          Fax No:   (612) 853-7272

     (b)  if to Buyer, to

          General         Dynamics
          Corporation
          3190    Fairview    Park
          Drive
          Falls  Church,  Virginia
          22042-4523
          Attention:         Chief
          Executive Officer
          Fax No:  (703) 876-3125


          with a copy (which shall not constitute notice) to:

          Jenner & Block
          One IBM Plaza
          Chicago,        Illinois
          60611
          Attention:     David  A.
          Savner, Esq.
          Fax No:  (312) 840-7721

          or at such other address and to the attention of such other person as a party may designate by written notice to the other party; provided, however, that any such notice shall be deemed given only upon receipt thereof.

 9.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that except as provided in this Section 9.7 no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto. After the Closing Date, Seller
     shall  be  entitled  to  assign   all  of  its  rights   and
     obligations hereunder to any successor entity that may acquire all or substantially all of its assets or business, by merger or otherwise. On or prior to the Closing Date, Buyer shall be entitled to assign all of its rights and obligations hereunder to any one or more wholly-owned subsidiaries. Buyer's assignment of its rights and obligations pursuant to the preceding sentence shall not terminate, limit or reduce in any manner Buyer's obligations to Seller pursuant to this Agreement and Buyer shall continue to be primarily liable to Seller with respect thereto.

 9.8. Headings: Definitions. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

 9.9. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive


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

     compliance by the other parties hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

 9.10.  Interpretation.  For the purposes of this Agreement,

     (a)  unless otherwise specified, "dollars" shall mean United
          States dollars,

     (b) "to Seller's knowledge" or words to similar effect shall mean the actual knowledge of the persons listed on Exhibit 9.10,

     (c)  a "person" shall mean  an individual, a partnership,  a
          joint   venture,   a    corporation,   a   trust,    an
          unincorporated organization and a government or any department or agency thereof, and

     (d) "foreign government" shall mean any government other than: (i) the U.S. government; (ii) any government of any states of the United States; or (iii) a local government within any states of the United States. It is further understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes of this Agreement.

 9.11. Severability. Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.



     ACCORDINGLY, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.


                                 CERIDIAN CORPORATION
                                      By:
                                      Name:

                                      Title:



                                 GENERAL DYNAMICS CORPORATION

                                      By:
                                      Name:

                                      Title:




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